Exhibit 3(i).1

RESTATED CERTIFICATE OF INCORPORATION

OF

LSB INDUSTRIES, INC.

FIRST: The name of this Corporation shall be:

LSB INDUSTRIES, INC.

LSB INDUSTRIES, INC. hereafter referred to as Corporation or LSB ..

The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of Delaware was January 21, 1977.

SECOND. The address of its registered agent in the State of Delaware shall be 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its agent at such address shall be The Corporation Trust Company.

THIRD: The nature of the business or the purposes to be conducted or promoted by the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, including, but not limited to, the following:

(1) To design, manufacture, sell and distribute all types of bearings and other components for automobiles, trucks and other motor vehicles as original equipment and as replacement parts.

(2) To design, manufacture, sell and distribute all kinds of fan coils and other components for heat transfer and air conditioning systems.

(3) To design, manufacture, sell and distribute all other goods, wares and commodities of every sort, kind or description.

(4) To carry on the business of distributors, wholesalers, retailers or agents of merchandise, goods, wares and commodities of every sort, kind or description, and to carry on any other business, whether manufacturing or otherwise.

(5) To engage in the transportation of property by motor vehicle; to engage in the general transportation and communication business and to buy, sell, lease, own or operate other motor carriers, broadcasting stations and facilities; to buy, sell, lease, own or operate terminals and warehouses and engage in warehousing business; to buy, sell, deal and engage in the sale of motor vehicles and parts.

(6) To make and purchase materials for the construction of buildings; to erect buildings; to own, manage, operate, lease and sell buildings; to conduct and carry on the business of builders for the purpose of building, repairing or doing any other work in connection with any and all classes of buildings and improvements, including the locating, laying out and construction of roads, avenues, sewers, bridges, wells and generally all classes of buildings, erections and works, both public and private, or integral parts thereof. To purchase, take, own, hold, deal in, mortgage or otherwise encumber and to lease, sell, exchange, convey, transfer or in any manner whatever dispose of real property; to acquire lands for the purpose of prospecting for and obtaining oil, gas and other minerals; to drill oil wells, and to acquire drilling rigs or other machinery necessary to such purposes; and to produce and market oil and other minerals.

1

(7) To enter into partnerships or other arrangements for sharing profits or to cooperate with any entity carrying on any business capable of being conducted so as to benefit this Corporation; to acquire the assets and assume the liabilities of any entity; to pay for the same in cash, stock or otherwise; to hold or dispose of the property so purchased; and to conduct any business so acquired.

(8) To borrow and lend money and to negotiate loans; to draw, accept and endorse notes, accounts receivable, bonds, stocks, debentures or other securities; to subscribe for, acquire, hold and dispose of shares of stock, bonds, accounts, and other securities of any government, person or corporation.

(9) To purchase or otherwise acquire, apply for, register, hold, use, assign, sell or in any manner dispose of and grant licenses, franchises, or other rights in, and in any manner deal with patents, inventions, improvements, processes, formulas, trademarks, trade names or copyrights.

(10) To have one or more offices and to conduct any or all of its operations and business and to promote its objects anywhere, without restriction as to place or amount.

(11) To do any or all of the things herein set forth as principal, agent, contractor, trustee or otherwise, alone or jointly, with natural persons or any legal entity.

(12) The objects and purposes specified herein shall be regarded as independent objects and purposes and, except where otherwise expressed, shall be in no way limited nor restricted by reference to or inference from the terms of any other clause or paragraph of this Restated Certificate of Incorporation.

The foregoing shall be constructed both as objects and powers, and the enumeration thereof shall not be held to limit or restrict in any manner the general powers conferred on this Corporation by the laws of the State of Delaware.

FOURTH: (A) The total number of shares of stock which the Corporation shall have authority to issue is Forty Five Million Two Hundred Fifty Thousand (45,250,000), of which

(1) Forty Million (40,000,000) shares shall be Common Stock of the par value of Ten Cents ($.10) a share;

2

(2) Two Hundred Fifty Thousand (250,000) shares shall be Preferred Stock of the par value of One Hundred Dollars ($100) a share; and

(3) Five Million (5,000,000) shares shall be Class C Preferred Stock, no par value.

For purposes of all other provisions of this Restated Certificate of Incorporation, the term Preferred Stock shall mean the Preferred Stock, Class C Preferred Stock and all other classes of preferred stock authorized under this paragraph (A).

(B) The preference, qualifications, limitations, restrictions and relative rights of each class are as follows:

(1) Preferred Stock. The Preferred Stock (which, as defined in paragraph (A) of this Article, includes the Preferred Stock, Class C Preferred Stock and all other classes of preferred stock authorized under paragraph (A) of this Article) may be issued from time to time in one or more series, each of such series to have such designations, preference and relative, participating, optional, voting or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in a resolution or resolutions providing for the issue of such series as determined and adopted by the Board of Directors. Authority is hereby expressly granted to the Board of Directors to authorize one or more series of Preferred Stock (as defined in paragraph (A) of this Article) and, with respect to each such series, to fix by resolution or resolutions providing for the issue of such series any or all of the following matters:

(a) the number of shares to constitute such series and the distinctive designation thereof;

(b) whether or not the shares of such series will be entitled to receive dividends, the dividend rate on the shares of such series, and whether or not dividends on the shares of such series shall be cumulative, and if cumulative, the date or dates from which dividends shall accumulate;

(c) whether or not the shares of such series will have voting rights, and the voting rights, if any, of the shares of such series;

(d) whether or not the shares of any such series shall be redeemable, and, if redeemable, the premium, if any, over and above the par value thereof and any dividend accrued thereon which the shares of such series shall be entitled to receive upon the redemption thereof;

(e) whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds are to be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

3

(f) whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided in such resolution or resolutions;

(g) the rights of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the amount of premium, if any, over and above the par value thereof and any dividends accrued thereon, which the shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(h) the conditions and restrictions, if any, on the creation of indebtedness of the Corporation, or any subsidiary, or on the authorization or issue of additional stock ranking on a parity with or prior to the shares of such series as to dividends and upon liquidation; and

(i) any other preference and relative, participating, optional or special rights, qualifications, limitations or restrictions thereof as the Board of Directors may deem advisable.

(2) Common Stock. (a) Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the Stockholders of the Corporation, on all propositions before such meetings.

(b) Dividends on the Common Stock shall be payable only if, when and as declared by the Board of Directors of the Corporation.

(C) The number of authorized shares of any class of the Corporation, including but without limitation the Preferred Stock and the Common Stock, may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without regard to class.

(D) Any and all rights, title and claim in or to any dividends declared by the Corporation, whether in cash, stock or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends in the possession of the Corporation, its transfer agents or other agents or depositories, shall at such time become the absolute property of the Corporation free and clear of any and all claims of any persons whatsoever.

4

No shareholder of this Corporation shall have any pre-emptive or preferential right of subscription to any shares of stock of this Corporation, whether now or hereafter authorized, issued or sold, or to any obligations convertible into stock of this Corporation, whether now or hereafter authorized, issued or sold, nor any right of subscription to any thereof.

(E) Designations, rights and preferences of Preferred Stock outstanding as of the date of this Restated Certificate of Incorporation:

CONVERTIBLE, NONCUMULATIVE PREFERRED STOCK

The Corporation may issue one series of up to 4,662 shares of Convertible, Noncumulative Preferred Stock, within the Corporation s class of Preferred Stock, par value $100 per share, and this series of Convertible, Noncumulative Preferred Stock shall have the following designations, rights and preferences:

Designation. The shares of such series of Preferred Stock shall be designated as Convertible, Noncumulative Preferred Stock , hereinafter called Convertible Preferred Stock ..

Dividends. The holders of the Convertible Preferred Stock will receive noncumulative cash dividends out of surplus or net profits, when, as and if such dividends are declared by the board of directors of LSB Industries, Inc. ( LSB ) at the rate of 10% per annum of the par value of such Convertible Preferred Stock and no more, payable annually on the first day of April beginning in 1984, in preference to holders of LSB common stock ( Cash Dividends ). Each holder of a fractional one-half share of the Convertible Preferred Stock will receive one-half of the per share Cash Dividend when, as and if such Cash Dividends are declared by the Board of Directors of LSB. No Cash Dividends will be paid unless there are funds available after the payment of interest to The National Bank of Chicago, First Chicago International, Mercantile National Bank at Dallas, Bank of Oklahoma, N.A., The Liberty National Bank & Trust Co. of Oklahoma City, The First National Bank of Fort Worth, Centerre Bank, N.A., Fidelity Bank, N.A., Chase Manhattan Bank, N.A., Chase Bank International, First City National Bank of Houston, J. Henry Schroder Bank & Trust Company, Banco di Roma and The Prudential Insurance Company of America (hereinafter collectively called Senior Lenders ) and such Senior Lenders consent to the payment of such Cash Dividends, if required by an agreement between the Senior Lenders and LSB.

Voting Rights. Each holder of the Convertible Preferred Stock will be entitled to one vote for each share of Convertible Preferred Stock (or one-half of one vote for each fractional one-half share of such Convertible Preferred Stock) held of record in his or her name on all matters submitted to a vote of the share-holders of LSB. The holders of such Convertible Preferred Stock and the holders of shares of Common Stock of LSB shall vote together as one class.

5

Conversion Privilege. The Convertible Preferred Stock will be convertible at any time at the election of the holder thereof into fully paid and nonassessable shares of LSB common stock. Each share of Convertible Preferred Stock shall be convertible into 40 shares of LSB common stock; provided however, that each holder of a fractional one-half share of Convertible Preferred Stock shall be entitled to convert such fractional one-half share into 20 shares of LSB Common Stock.

In the event that LSB shall (i) pay to the holders of its common stock a stock dividend payable in its common stock, the number of shares of common stock issuable upon conversion of the Convertible Preferred Stock shall be proportionately adjusted, effective as of the date of payment of such stock dividend; or (ii) have a stock-split, reclassification, recapitalization, combination of shares or similar corporate rearrangement (other than a stock dividend which is provided for in (i) above), without any consideration therefor being received by the Company, increasing or decreasing the number of outstanding shares of LSB s common stock, the number of shares of common stock issuable upon conversion of the Convertible Preferred Stock shall be proportionately increased or decreased, effective as of the date of the payment of or happening of such event; or (iii) consolidated with or merge into another corporation, in which LSB is the non-surviving corporation, or sell all or substantially all of LSB s assets as an entirety under one plan or arrangement to another corporation and such consolidation, merger or sale shall be effected in such a way that holders of LSB s common stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such common stock, then after the effective date of such consolidation, merger or sale each share of Convertible Preferred Stock shall be convertible into (in lieu of LSB common stock) the number of shares of stock or other securities or assets to which such holder of the Convertible Preferred Stock would have been entitled upon such consummation if the holder of the Convertible Preferred Stock had so exercised his right of conversion under such Convertible Preferred Stock immediately prior to such consolidation, merger or sale, and LSB shall make lawful provision therefor as part of such consolidation, merger or sale.

LSB shall not be required to issue any fraction of a share of common stock upon any conversion, but (i) may deliver scrip therefor, which shall not entitle the bearer thereof to vote, or to receive dividends or to any other or further right or interest, except to convert the same in amounts aggregating one or more whole shares of LSB common stock into whole shares of LSB common stock, at any time (within a period, fixed by the Board of Directors of LSB, which shall be stated in the scrip), or (ii) may pay in cash therefor an amount equal to the same fraction of the fair market value of a full share of LSB common stock. For such purpose of determining the fair market value of LSB common stock, the fair market value of a share of LSB common stock shall be the last recorded sale price of such a share of LSB common stock on the American Stock Exchange on the day immediately preceding the date upon which such Convertible Preferred Stock is surrendered for conversion or, if there be no recorded sale price on such day, the last quoted bid price per share of LSB common stock on such Exchange at the close of trading on such date. If LSB common stock shall not be at the time dealt in on the American Stock Exchange, such fair market value of LSB common stock shall be the prevailing market value of such common stock on any other securities exchange or in the open market, as determined by LSB, which determination shall be conclusive.

6

Any conversion may be effected by holders of Convertible Preferred Stock by giving to LSB written notice of an election to convert at least ten business days prior to the date of conversion.

Notwithstanding anything herein to the contrary, the right to convert the Convertible Preferred Stock into shares of LSB common stock is subject to LSB listing the underlying common stock with the American Stock Exchange, if LSB common stock is at that time listed on such Exchange.

Redemption Rights. Each share of Convertible Preferred Stock will be redeemable by LSB at par value, $100 per share, (for each fractional one-half share of Convertible Preferred Stock one-half of said par value) at the option of the holder of such stock to the extent that LSB earns net profits after all of the debt owed by LSB to the Senior Lenders has been paid in full. For this purpose, net profits is defined as net income as determined under generally accepted accounting principles.

LSB may at any time, or from time to time as shall be permit-ted under the laws of Delaware, redeem the whole or any part of its Convertible Preferred Stock by paying to the holders thereof in cash $100 per share ($50 for a fractional one-half share of such Convertible Preferred Stock) at the date fixed for redemption in the notice of redemption. Holders of the Convertible Preferred Stock may convert such stock into LSB common stock as provided above at any time prior to the notice for redemption.

Preference Upon Liquidation. In the event of any liquidation or dissolution (whether voluntary or involuntary) of LSB, before any payment will be made to the holders of LSB common stock, the holders of Convertible Preferred Stock will be entitled to be paid in full the par value of their share (for each fractional one-half share of Convertible Preferred Stock one-half of said par value) to the extent that funds are available, but will not be entitled to participate any further in the distribution of the assets of LSB.

SERIES B 12% CUMULATIVE, CONVERTIBLE PREFERRED STOCK

The Corporation may issue one series of up to Twenty Thousand (20,000) shares of Series B 12% Cumulative, Convertible Preferred Stock, within the Corporation s class of Preferred Stock, par value $100 per share, and the Series B 12% Cumulative, Convertible Preferred Stock shall have the following designations, rights and preferences:

7

1. Designation. The shares of this series of Preferred Stock shall be designated as Series B 12% Cumulative, Convertible Preferred Stock (hereinafter called Series B Preferred Stock ), having a par value of $100 per share, with said Series B Preferred Stock to consist of Twenty Thousand (20,000) shares.

2. Dividends. The holders of shares of the Series B Preferred Stock shall be entitled to receive cash dividends, but only when, as and if declared by the Board of Directors of LSB, at the rate of twelve percent (12%) per annum of the par value of such Series B Preferred Stock and no more, payable annually on such date in each year as shall be fixed by the Board of Directors of LSB ( Cash Dividends ).

If Cash Dividends on the Series B Preferred Stock for any year shall not have been paid or set apart in full for the Series B Preferred Stock, the aggregate deficiency shall be cumulative and shall be paid or set apart for payment before any dividends shall be paid upon or set apart for payment for any class of common stock of LSB (other than a dividend payable in common stock of LSB).

Any accumulation of dividends on the Series B Preferred Stock shall not bear interest. The holders of Series B Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends provided for in this paragraph 2.

Cash Dividends on Series B Preferred Stock shall be declared if, when and as the Board of Directors shall in their sole discretion deem advisable, and only from the net profits or surplus of the Corporation as such shall be fixed and determined by the said Board. The determination of the Board of Directors at any time of the amount of net profits or surplus available for a Cash Dividend shall be binding and conclusive on the holders of all the stock of the Corporation at the time outstanding.

3. No Preemptive Rights. No holder of the Series B Preferred Stock shall be entitled, as of right, to purchase or subscribe for any part of the unissued stock of LSB or of any stock of LSB to be issued by reason of any increase of the authorized capital stock of the Corporation, or to purchase or subscribe for any bonds, certificates of indebtedness, debentures or other securities convertible into or carrying options or warrants to purchase stock or other securities of LSB or to purchase or subscribe for any stock of LSB purchased by LSB or by its nominee or nominees, or to have any other preemptive rights now or here-after defined by the laws of the State of Delaware.

8

4. Preference on Liquidation, etc. In the event of any voluntary or involuntary liquidation, dissolution or winding up of LSB, or any reduction in its capital resulting in any distribution of assets to its stockholders, the holders of the Series B Preferred Stock shall be entitled to receive in cash out of the assets of LSB, whether from capital or from earnings, available for distribution to its stockholders, before any amount shall be paid to the holders of the common stock of LSB the sum of One Hundred and No/100 Dollars ($100) (the par value of the Series B Preferred Stock) per share, plus an amount equal to all ac-cumulated and unpaid Cash Dividends thereon the date fixed for payment of such distributive amount. The purchase or redemption by LSB of stock of any class, in any manner permitted by law, shall not for the purpose of this paragraph be regarded as a liquidation, dissolution or winding up of LSB or as a reduction of its capital. Neither the consolidation nor merger of LSB with or into any other corporation or corporations, nor the sale or transfer by LSB of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of LSB for the purposes of this paragraph. A dividend or distribution to stockholders from net profits or surplus earned after the date of any reduction of capital shall not be deemed to be a distribution resulting from such reduction in capital. No holder of Series B Preferred Stock shall be entitled to receive or participate in any amounts with respect thereto upon any liquidation, dissolution or winding up of LSB other than the amounts provided for in this paragraph. If, in the event of any such liquidation, dissolution or winding up of LSB, there shall be shares of more than one class or series of Preferred Stock outstanding, and such other class or classes or series of Preferred Stock by their terms have a parity with the Series B Preferred Stock, and in such event there shall be assets distributable upon all shares of the Series B Preferred Stock and of such other classes or series of Preferred Stock in an amount less than the amount of which the holders thereof are entitled, then any amount available to be paid upon all such shares of Preferred Stock (including this Series B Preferred Stock) shall be divided among said classes or series of Preferred Stock in proportion to the aggregate amounts which would have been paid to the holders of the shares of each class or series had they received payment in the full amount to which they would be entitled in such event.

5. Voting Rights. Subject to the provisions of this paragraph 5, at every meeting of stockholders of LSB each holder of the Series B Preferred Stock shall be entitled to one (1) vote for each share of Series B Preferred Stock held of record in his, her or its name on all matters submitted to a vote of the shareholders of LSB. The Series B Preferred Stock, the common stock of LSB and any other stock of LSB having voting rights shall vote together as one class.

6. Conversion Privileges. Subject to the terms of this paragraph 6, the holder of record of any share or shares of Series B Preferred Stock shall have the right at anytime, at his, her or its option and election, to convert each such share into 33.3333 shares of fully paid and nonassessable shares of common stock of LSB on the following terms and conditions:

9

(a) LSB shall at the time of such conversion pay to the holder of record of any share or shares of Series B Preferred Stock any accrued but unpaid dividends on said Series B Preferred Stock so surrendered for conversion, except: (i) as otherwise limited by law or by any agreement or instrument to which LSB is a party or may be bound by, and (ii) that the amount of the dividend paid for the then current annual dividend period in which such conversion occurs shall be pro-rated for that portion of such year that has elapsed prior to the time the holder of such share or shares of Series B Preferred Stock exercises his, her or its rights of conversion. If LSB is limited by law from paying such accrued but unpaid dividends, in whole or in part, on the share or shares of Series B Preferred Stock surrendered for conversion at the time such are surrendered for conversion, then LSB shall only be required to pay that amount of such accrued but unpaid dividends as allowed by such law at the time of such conversion and no more. If LSB is limited under any agreement from paying such accrued but unpaid dividends, in whole or in part, on the share or shares of Series B Preferred Stock surrendered for conversion at the time such are surrendered for conversion, then LSB shall pay to the holder of record thereof that portion of such accrued but unpaid dividends that LSB is unable to pay on such share or shares of Series B Preferred Stock at the time such are surrendered for conversion due to said agreement ( Unpaid Dividends ) when LSB is no longer prohibited from paying such Unpaid Dividends under an agreement and prior to any dividends being paid upon or set apart for payment for any class of common stock of LSB (other than a dividend payable in common stock of LSB); and in connection therewith, LSB and such holder shall, at the time of such conversion, enter into a separate contract, the terms of which are to be satisfactory to LSB and such holder, evidencing LSB s obligation to pay to the holder thereof the Unpaid Dividends (without interest) after such conversion when LSB is no longer prohibited from paying such under an agreement and prior to any dividends being paid upon or set apart for payment for any class of common stock of LSB (other than a dividend payable in common stock of LSB).

(b) In the event that LSB shall (i) pay to the holders of its common stock a stock dividend payable in its common stock, the number of shares of common stock issuable upon conversion of the Series B Preferred Stock shall be proportionately adjusted, effective as of the date of payment of such stock dividend; or (ii) have a stock split, reclassification, recapitalization, combination of shares or similar corporate rearrangement (other than a stock dividend which is provided for in (i) above), without any consideration therefor being received by LSB, increasing or decreasing the number of outstanding shares of LSB s common stock, the number of shares of common stock issuable upon conversion of the Series B Preferred Stock shall be proportionately increased or decreased, effective as of the date of the payment of or happening of such event; or (iii) be consolidated with or merge into another corporation, in which LSB is the nonsurviving corporation, or sell all or substantially all of LSB s assets as an entirety under one plan or arrangement to another corporation and such consolidation, merger or sale shall be effected in such a way that holders of LSB s common stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such common stock, then after the effective date of such consolidation, merger or sale each share of Series B Preferred Stock shall be convertible into (in lieu of LSB common stock) the number of shares of stock or other securities or assets to which such holder of the Series B Preferred Stock would have been entitled to upon such consummation as if the holder of the Series B Preferred Stock had so exercised his, her or its right of conversion under such Series B Preferred Stock immediately prior to such consolidation, merger or sale, and LSB shall make lawful provision therefor as part of such consolidation, merger or sale.

10

(c) LSB shall not be required to issue any fraction of a share of common stock upon any conversion, but (i) may deliver scrip therefor, which shall not entitle the bearer thereof to vote, or to receive dividends or to any other or further right or interest, except to convert the same in amounts aggregating one or more whole shares of LSB common stock at any time within a period, fixed by the Board of Directors of LSB, which shall be stated in the scrip, or (ii) may pay in cash therefor an amount equal to the same fraction of the fair market value of a full share of LSB common stock. For such purpose of determining the fair market value of LSB common stock, the fair market value of a share of LSB common stock, shall be the last recorded sale price of such a share of LSB common stock on the American Stock Exchange on the date immediately preceding the date upon which such Series B Preferred Stock is surrendered for conversion or, if there be no recorded sale price on such day, the last quoted bid price per share of LSB common stock on such Exchange at the close of trading on such date. If LSB common stock shall not be at the time dealt in on the American Stock Exchange, such fair market value of LSB common stock shall be the prevailing market value of such common stock on any other securities exchange or in the open market, as determined by LSB, which determination shall be conclusive.

(d) Notwithstanding anything herein to the contrary, the right to convert the Series B Preferred Stock into shares of LSB common stock is subject to LSB listing the underlying common stock with the American Stock Exchange, if LSB common stock is at that time listed on such Exchange. LSB shall at all times reserve and keep available solely for purpose of issue upon conversion of the Series B Preferred Stock, as herein provided, such number of shares of common stock as shall be issuable upon the conversion of all outstanding Series B Preferred Stock.

11

(e) Any holder of a share or shares of Series B Preferred Stock desiring to convert such Series B Preferred Stock into common stock of LSB shall surrender the certificate or certificates representing the share or shares of Series B Preferred Stock so to be converted, duly endorsed to LSB in blank, with the signature of said endorsement guaranteed by a national bank or investment banking firm, at the principal office of LSB (or such other place as may be designated by LSB), and shall give written notice to LSB at said office that he elects to convert the same, and setting forth the name or names (with the address or addresses) in which the shares of common stock are to be issued.

(f) The issuance of certificates for shares of common stock upon conversion of the Series B Preferred Stock shall be made without charge for tax in respect of such issuance; however, if any certificate is to be issued in any name other than that of the holder of record of the Series B Preferred Stock so converted, the person or persons requesting the issuance thereof shall pay to LSB the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid or is not due and payable.

7. Redemption. There shall be no mandatory or optional redemption rights with respect to the Series B Preferred Stock.

8. Status of Reacquired Shares. Shares of the Series B Preferred Stock which have been issued and reacquired in any manner (until LSB elects to retire them) shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock of LSB undesignated as to series and may be redesignated and reissued.

9. Miscellaneous. The shares of the Series B Preferred Stock shall not be subject to the operation of or to the benefit of any retirement or sinking fund. The shares of the Series B Preferred Stock shall not have any other relative, participating, optional or other rights and powers not set forth above.

$2.20 SERIES 1 CONVERTIBLE EXCHANGEABLE CLASS C PREFERRED STOCK

The Corporation may issue one series of up to 977,500 shares of $2.20 Series 1 Convertible Exchangeable Class C Preferred Stock within the Corporation s class of Class C Preferred Stock, no par value, and the $2.20 Series 1 Convertible Exchangeable Class C Preferred Stock shall have the following designations, rights and preferences:

(A) DESIGNATION AND SIZE OF ISSUE

The distinctive designation of this series shall be $2.20 Series 1 Convertible Exchangeable Class C Preferred Stock (hereinafter referred to as this Series ). The number of shares which shall constitute this Series shall be 977,500 shares, no par value, with a stated value of $20 per share.

12

(B) DIVIDENDS

(1) The annual rate of dividends payable on each share of this Series shall be $2.20.

(2) Dividends on this Series shall be payable in cash, when and as declared by the Board of Directors of the Corporation. Such dividends, when and as declared by the Board of Directors, shall be payable quarterly in arrears on the first day of January, April, July and October of each year, commencing April 1, 1987 (each such date hereinafter referred to as a Dividend Payment Date ), except that if such date is not a Business Day (as hereinafter defined), then such dividend shall be payable on the next succeeding calendar day which is a Business Day. The amount of dividends payable on shares of this Series for each full quarterly dividend period shall be computed by dividing by four the annual rate per share set forth in Section (B)(1). Dividends payable on shares of this Series for the initial dividend period and for any period less than a full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends shall be payable to the record holders of shares of this Series as of the close of business on a date, not more than sixty (60) days preceding the payment date thereof, fixed by the Board of Directors of the Corporation. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend Payment Date, to record holders of shares of this Series as of the close of business on a date, not more than sixty (60) days preceding the payment date thereof, fixed by the Board of Directors of the Corporation. As used in this resolution, the term Business Day means a day other than Saturday or Sunday and other than a day on which banking institutions in New York, New York are authorized by law or executive order to close.

(3) Dividends payable on shares of this Series shall be cumulative and shall accumulate on each Dividend Payment Date from the date of original issue. Accumulation of dividends shall not bear interest.

(4) Except as hereinafter provided, so long as any shares of this Series are outstanding, no dividend (other than a dividend payable in Common Stock or in any other stock of the Corporation ranking junior to this Series as to dividends and distributions upon liquidation (collectively, the Junior Stock )) shall be declared or paid or set aside for payment, and no other distribution shall be declared or made, upon the Junior Stock or upon any other stock of the Corporation ranking on a parity with this Series as to dividends or distributions upon liquidation, nor shall any Junior Stock nor any other stock of the Corporation ranking on a parity with this Series as to dividends or distributions upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for Junior Stock of the Corporation) unless, in each case, the full cumulative dividends on all outstanding shares of this Series shall have been paid or contemporaneously are declared and paid through the last Dividend Payment Date. When dividends are not paid in full upon the shares of this Series and any other preferred stock of the Corporation ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other preferred stock of the Corporation ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of this Series and such other preferred stock bear to each other; provided, however, that dividends on preferred stock that provides for noncumulative dividends shall be entitled to participate, and shall rank on a party, to the extent of dividends due in the then current period for which such dividends are paid. Holders of shares of this Series shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends, as herein provided, on this Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

13

(C) REDEMPTION

(1) The Corporation, at the option of the Board of Directors, may, subject to the provisions of Sections (B)(4), (C)(2) and (C)(8) hereof, redeem at any time or from time to time all or any part of the outstanding shares of this Series. The redemption price for each share of this Series called for redemption during the periods set forth below shall be the amount set forth opposite such period.

If Redeemed During the Twelve-Month Period Beginning January 1	Redemption Price Per Share
1987	$22.20
1988	$21.98
1989	$21.76
1990	$21.54
1991	$21.32
1992	$21.10
1993	$20.88
1994	$20.66
1995	$20.44
1996	$20.22

14

and $20 if redeemed on or after January 1, 1997 together in each case with accumulated and unpaid dividends to the date fixed for redemption.

(2) Notwithstanding the provisions of Section (C)(1) above, the Corporation may not redeem any shares of this Series prior to January 1, 1991 unless the Closing Price (as determined in Section (C)(3)) of the Corporation s Common Stock shall have equaled or exceeded 140% of the then applicable conversion price per share (as fixed or determined in accordance with Section (D)) for at least twenty (20) Trading Days (as hereinafter defined) within thirty (30) consecutive Trading Days ending within five Trading Days prior to the date notice of redemption is mailed. For purposes of this resolution, Trading Day means, so long as the Common Stock is listed or admitted to trading on the American Stock Exchange (or any successor to such Exchange), a day on which the American Stock Exchange (or such successor) is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on such Exchange, a day on which the principal national securities exchange on which the Common Stock is listed is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a day on which any New York Stock Exchange member firm is open for the transaction of business.

(3) For purposes of this resolution, the Closing Price of the Corporation s Common Stock on a Trading Day shall be the last recorded sale price of such Common Stock on the American Stock Exchange on such day, or, in case no such sale takes place on such day, the average of the closing bid and asked prices on the American Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admit-ted to trading, or, if it is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for such purpose (other than the Corporation or a subsidiary thereof).

(4) In the event that fewer than all the outstanding shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors, and the shares to be redeemed shall be determined by lot or on a pro rata basis.

(5) In the event the Corporation shall redeem shares of this Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the redemption date, to each record holder of the shares to be redeemed, at such holder s address as the same appears on the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the conversion rate at the time applicable.

15

(6) If notice shall have been given as provided in Section (C)(5) and the Corporation shall have provided moneys at the time and place specified for the payment of the redemption price pursuant to such notice, then from and after the redemption date, dividends on the shares of this Series so called for redemption shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price without interest) shall cease. Upon surrender (in accordance with the notice) of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price set forth in Section (C)(1). In case fewer than all the shares represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares, without cost to the holder thereof.

(7) Any shares of this Series which have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Class C Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

(8) Notwithstanding the foregoing provisions of this Section (C), unless the full cumulative dividends on all outstanding shares of this Series and any other preferred stock ranking on a parity with this Series shall have been paid or contemporaneously are declared and paid through the last Dividend Payment Date, no shares of this Series shall be redeemed, and the Corporation shall not purchase or otherwise acquire any shares of this Series.

(D) CONVERSION RIGHTS

(1) Each holder of a share of this Series shall have the right, at any time, or, as to any share of this Series called for redemption or exchange, at any time prior to the close of business on the date immediately preceding the date fixed for such redemption or exchange (unless the Corporation defaults in (i) the payment of the redemption price, (ii) the issuance of the Debentures, as defined in Section (E), in exchange for the shares of the Series, or (iii) the payment of the final dividend on the Exchange Date), to convert such share into fully paid and nonassessable shares of Common Stock of the Corporation at a rate of 6.956 shares of Common Stock for each share of this Series; provided, however, that if the Corporation s consolidated income before provision for income taxes, extraordinary items and gain or loss from a sale not in the ordinary course of business of operating assets or subsidiaries within the Corporation s Bearing Business (after deducting cost and expenses charged against the accrual for restructuring cost) for the year ending December 31, 1987, is not a positive number, then on and after the date the Corporation releases such earnings information for the full calendar year of 1987 each share of this Series shall be convertible into 7.619 shares of Common Stock (equivalent to a conversion price of $2-5/8 per share of Common Stock), subject in any event to further adjustment as provided in this Section (D). For purposes of this resolution, except as the context may otherwise require, the relationship between the conversion rate and the conversion price shall be established by formula such that the conversion price shall equal twenty (20) divided by the conversion rate. For purposes of this Section (D)(1), Bearing Business is defined as the manufacture, distribution or sale by the Corporation or a subsidiary of the Corporation of automotive bearings and automotive replacement parts and the sale of the remaining inventory of industrial bearings by the Corporation and/ or subsidiaries of the Corporation.

16

(2) If any shares of this Series are surrendered for conversion subsequent to the record date preceding a Dividend Payment Date but on or prior to such Dividend Payment Date (except shares called for redemption on a redemption date between such record date and Dividend Payment Date), the registered holder of such shares at the close of business on such record date shall be entitled to receive the dividend payable on such shares on such Dividend Payment Date notwithstanding the conversion thereof. Shares of this Series surrendered for conversion during the period from the close of business on any record date for the payment of dividends next preceding any Dividend Payment Date to the opening of business on such Dividend Payment Date shall (except in the case of shares which have been called for redemption on a redemption date within such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Corporation of an amount equal to the dividend payable on such Dividend Payment Date on the shares being surrendered for conversion. Except as provided in this Section (D)(2), no adjustments in respect of or payments of dividends on shares surrendered for conversion or any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of this Series.

(3) The Corporation shall not be required, in connection with any conversion of shares of this Series, to issue a fraction of a share of its Common Stock, but in lieu thereof the Corporation shall, subject to Section (D)(6)(e), make a cash payment (calculated to the nearest cent five mills being considered as nearer to the next highest cent) equal to such fraction multiplied by the Closing Price of the Common Stock on the last Trading Day prior to the date of conversion.

17

(4) Any holder of shares of this Series electing to convert such shares into Common Stock shall surrender the certificate or certificates for such shares at the office of the Transfer Agent therefore (or at such other place as the Corporation may designate by notice to the holders of shares of this Series) during regular business hours, duly endorsed to the Corporation or in blank, or accompanied by instruments of transfer to the Corporation or in blank, in form satisfactory to the Corporation, and shall give written notice to the Corporation at such office that such holder elects to convert such shares of this Series. The Corporation shall, as soon as practicable (subject to Section (D)(6)(e) hereof) after such deposit of certificates for shares of this Series, accompanied by the written notice above prescribed and the payment of cash in the amount required by Section (D)(2), issue and deliver at such office to the holder for whose account such shares were surrendered, or to his nominee, certificates representing the number of shares of Common Stock and the cash, if any, to which such holder is entitled upon such conversion.

(5) Conversion shall be deemed to have been made as of the date of surrender of certificates for the shares of this Series to be converted and the giving of written notice and payment, as prescribed in Section (D)(2) and (D)(4); and the person entitled to receive the Common Stock issuable upon such conversation shall be treated for all purposes as the record holder of such Common Stock on such date. The Corporation shall not be required to deliver certificates for shares of its Common Stock while the stock transfer books for such stock or for this Series are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books.

(6) The conversion rate shall be adjusted from time to time as follows:

(a) In case the Corporation shall, at any time or from time to time while any of the shares of this Series are outstanding, (i) pay a dividend in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of stock of the Corporation, the conversion price and the conversion rate in effect immediately prior to such action shall be adjusted so that the holder of any shares of this Series thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock and other securities of the Corporation which such holder would have owned or have been entitled to receive immediately following such action had such shares of this Series been converted immediately prior thereto. An adjustment made pursuant to this Section (D)(6)(a) shall become effective retroactively to immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day following the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Section (D)(6)(a), the holder of any shares of this Series thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted conversion price and/or conversion rate between or among shares of such classes of capital stock.

18

(b) In case the Corporation shall, at any time or from time to time while any of the shares of this Series are outstanding, issue rights or warrants to all holders of shares of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into shares) at a price per share less than the current market price per share of Common Stock (as defined in Section (D)(6)(d)), at such record date, the conversion rate shall be adjusted so that it shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price. Such adjustment shall become effective on the date of issuance retroactively to immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such rights and warrants.

(c) In case the Corporation shall, at any time or from time to time while any of this Series are outstanding, distribute to all holders of its Common Stock shares of stock other than Common Stock, evidences of its indebtedness or assets (excluding cash dividends or cash distributions payable out of consolidated earnings or retained earnings, or dividends payable in shares of Common Stock) or rights or warrants to acquire assets of the Company (excluding cash dividends or distributions or dividends payable in shares of Common Stock or those rights or warrants referred to in (b)), then in each such case the conversion rate in effect immediately prior to such distribution shall be adjusted so that it shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the current market price per share (determined as provided in Section (D)(6)(d)) of the Common Stock on the record date referred to below, and the denominator of which shall be such current market price per share of the Common Stock less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets or securities or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall become effective retroactively to immediately after the opening of business on the date following the record date for the determination of stockholders entitled to receive such distribution.

(d) For the purpose of any computation under Section (D)(6)(b) and (D)(6)(c), the current market price of a share of Common Stock on any date shall be the average of the daily Closing Prices for 10 consecutive Trading Days before the day in question. The Closing Price shall be determined as provided in Section (C)(3).

(e) The Corporation shall be entitled to make such additional adjustments in the conversion price, in addition to those required by subsections (D)(6)(a), (D)(6)(b) and (D)(6)(c), as shall be necessary in order that any dividend or distribution in shares of stock, subdivision, reclassification or combination of shares of Common Stock, issuance of rights or warrants, evidences of indebtedness or assets (other than cash), referred to above, shall not be taxable to holders of this Series or of the Common Stock.

(f) In any case in which this Section (D)(6) shall require that an adjustment be made retroactively to immediately after the opening of business on the day following a record date, the Corporation may elect to defer (but only for five (5) Business Days following the filing of the statement referred to in Section (D)(6)(h)) issuing to the holder of any shares of this Series converted after such record date (i) the shares of Common Stock and other capital stock of the Corporation issuable upon such conversion over and above (ii) the shares of Common Stock and other capital stock of the Corporation issuable upon such conversion on the basis of the conversion rate prior to adjustment.

19

(g) Notwithstanding any other provisions of this Section (D)(6), the Corporation shall not be required to make any adjustment of the conversion rate unless such adjustment would require an increase or decrease of at least 1% in such rate. Any lesser adjustment shall be carried forward and shall be made at the time of, and together with, the next subsequent adjustment which, together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such rate.

(h) Whenever an adjustment in the conversion rate is required, the Corporation shall forthwith place on file with its Transfer Agent a statement signed by its President or Vice President and by its Secretary or Treasurer or one of its Assistant Secretaries or Assist-ant Treasurers, stating the adjusted conversion rate determined as provided herein. Such statements shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment. Promptly after the adjustment of the conversion rate, the Corporation shall mail a notice thereof to each holder of shares of this Series.

(i) The term Common Stock as used in this resolution means the Corporation s Common Stock, $.10 par value, as the same exists at the date of filing of the Certificate of Designations relating to this Series or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time as a result of an adjustment made pursuant to Section (D)(6)(a), the holder of any share of this Series thereafter surrendered for conversion shall become entitled to receive any shares of the corporation other than shares of its Common Stock, the conversion rate of such other shares so receivable upon conversion of any share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (g) of this Section (D)(6), and the provisions of Section (D)(1) through (5) and (7) through (11) with respect to the Common Stock shall apply on like or similar terms to any such other shares.

20

(7) In case of either (a) any consolidation or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock, or (b) any sale or conveyance to another corporation of substantially all of the assets of the Corporation, then the Corporation, or such successor corporation, as the case may be, shall make appropriate provision so that the holder of each share of this Series then outstanding shall have the right to convert such share of this Series into the kind and amount of shares of stock or other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such shares of this Series might have been converted immediately prior to such consolidation, merger, sale or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section (D). The provisions of this Section (D)(7) shall apply similarly to successive consolidations, mergers, sales or conveyances.

(8) Any shares of this Series which shall at any time have been converted shall, after such conversion, have the status of authorized but unissued shares of Class C Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors. The Corporation shall at all times reserve and keep avail-able out of its authorized but unissued stock, for the purposes of effecting the conversion of the shares of this Series, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of this Series; provided, however, that nothing contained herein shall preclude the Corporation from satisfying its obligations in respect of the conversion of the shares by delivery of purchased shares of Common Stock which are held in the treasury of the Corporation.

(9) If any shares of Common Stock required to be reserved for purposes of conversion of shares of this Series hereunder require registration with or approval of any governmental authority before such shares may be issued upon conversion, the Corporation shall cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion of shares of this Series prior to such delivery upon each national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

(10) The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of this Series pursuant hereto. The Corporation shall not, however, be required to pay any tax which is payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than that in which the shares of this Series so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

21

(11) Before taking any action that would result in the conversion price being less than the then par value of the Common Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at the conversion price.

(E) EXCHANGE FOR DEBENTURES

(1) The shares of this Series are exchangeable in whole, but not in part, at the sole option of the Corporation, at any time on and after January 1, 1989, on any Dividend Payment Date, into the Corporation s 11% Convertible Subordinated Debentures Due 2006 (the Debentures ) described in the Corporation s Registration Statement on Form S-2 (Registration No. 33-9848) as filed with the Securities and Exchange Commission (the Registration Statement ); provided, that on or prior to the date fixed for such exchange (the Exchange Date ) the Corporation shall have paid to the holders of outstanding shares of this Series and of preferred stock ranking on a parity with this Series all accumulated and unpaid dividends to the Exchange Date. Holders of outstanding shares of this Series shall be entitled to receive $1,000 principal amount of Debentures in exchange for each fifty (50) share of this Series held on the Exchange Date.

(2) In the event the Corporation shall exchange shares of this Series, notice of such exchange shall be given by first class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the Exchange Date, to each record holder of shares of this Series, at such holder s address as same appears on the books of the Corporation. Each such notice shall state: (a) the Exchange Date; (b) the place or places where certificates for the shares of this Series are to be surrendered for exchange into Debentures; (c) that dividends on such shares to be exchanged will cease to accrue on the Exchange Date; and (d) the conversion price of such shares to be redeemed, the period within which such conversion rights may be exercised and the conversion rate at the time applicable. Prior to giving notice of intention to exchange, the Corporation shall execute and deliver with a bank or trust company selected by the Corporation, and qualify under the Trust Indenture Act of 1939, an Indenture (the Indenture ) in substantially the form filed as an exhibit to the Registration Statement with such changes therein as may be required by law or usage. The Corporation shall cause the Debentures to be authenticated on the Dividend Payment Date on which the exchange is effective, and the Corporation shall pay interest on the Debentures at the rate and on the dates specified in the Indenture from the Exchange Date pursuant to the terms of the Indenture.

22

(3) Notice having been mailed as aforesaid, from and after the Exchange Date (unless the Corporation shall default in issuing Debentures in exchange for shares of this Series or in making the final dividend payment on the Exchange Date), dividends on the shares of this Series shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Debentures) shall cease. Upon surrender (in accordance with the notice provided for above in Section (E)(2)) of the certificates for any shares of this Series so exchanged (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be exchanged by the Corporation into Debentures as aforesaid.

(4) All shares of this Series which have been exchanged shall, after such exchange, have the status of authorized but unissued shares of Class C Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

(F) VOTING

(1) Except as otherwise specifically provided in this Section (F), the holders of the series of this Series shall not be entitled to vote on any matter.

(2) The shares of this Series shall have the following voting rights:

(a) Subject to the terms and conditions set forth in this Section (F)(2), if and whenever at any time or times dividends payable on shares of this Series shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six consecutive quarterly dividend periods, then the holders of shares of this Series, together with the holders of any other series of preferred stock of the Corporation as to which dividends are in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereof for six consecutive quarterly dividend periods and which has the right to elect additional directors in such event, shall have the exclusive right, voting separately as a class, to elect two additional directors of the Corporation, such directors to be in addition to the number of directors constituting the Board of Directors immediately prior to the accrual of such right. The directors, other than the two additional directors referred to above, are to be elected by the other class or classes of stock entitled to vote therefore at each meeting of stockholders held for the purpose of electing directors, and the holders of this Series shall not be entitled to vote for such directors.

23

(b) Such voting right created pursuant to Section (F)(2)(a) above may be exercised initially either at a special meeting of the holders of the shares of this Series and such other series of preferred stock having such voting right, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors and thereafter at each such annual meeting until such time as all dividends accumulated on the shares of this Series shall have been paid in full or funds sufficient therefore set aside for payment thereof, at which time such voting right and the term of the directors elected pursuant to Section (F)(2)(a) shall immediately terminate, subject to revesting on the basis set forth in Section (F)(2)(a).

(c) At any time when such voting right created pursuant to Section (F)(2)(a) shall have vested in holders of the shares of this Series and such other series of preferred stock having such voting right and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of the record holders of 10% in number of the shares of this Series and such other series of preferred stock having such voting right then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of the shares of this Series and such other series of preferred stock having such voting right for the purse of electing the two additional directors referred to in Section (F)(2)(a). Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Board of Directors. If such meeting is not called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 35 days after mailing the same within the United States of America, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the record holders of 10% in number of the shares of this Series and such other series of preferred stock then outstanding which would be entitled to vote at such meeting may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided for this Section (F)(2)(c) or such other place as is selected by such designated stockholder. Any holder of the shares of this Series and such other series of preferred stock then outstanding who would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section (F)(2). Notwithstanding the provisions of this Section (F)(2), no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.

24

(d) At any meeting held for the purpose of electing directors at which the holders of the shares of this Series and such other series of preferred stock shall have the right to elect the additional two directors as provided in Section (F)(2)(a) hereof, the presence in person or by proxy of the holders of fifty (50%) percent of the then outstanding shares of this Series and such other series of preferred stock having such right shall be required and shall be sufficient to constitute a quorum of such class for the election of the additional two directors by such class. At any such meeting or adjournment thereof (i) the absence of a quorum of the holders of this Series and such other series of preferred stock having such right shall not prevent the election of directors other than the additional two directors to be elected by the holders of this Series and such other series of preferred stock, and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of the additional two directors to be elected by the holders of this Series and such other series of preferred stock entitled to elect such two additional directors and (ii) except as otherwise required by law, in the absence of a quorum of the holders of stock entitled to vote for the election of directors together as a class, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum is present.

(e) Any vacancy in the Board of Directors in respect of either of the two additional directors elected by holders of this Series and such other series of preferred stock pursuant to the voting right created under Section (F)(2)(a) shall be filled by vote of the remaining director so elected, or if there be no such remaining director, by the holders of this Series and such other series of preferred stock then outstanding entitled to elect such director or directors at a special meeting called in accordance with the procedures

25

(f) set forth in Section (F)(2)(c), or if no such special meeting is called, at the next annual meeting of stock-holders, subject to the provisions of Section (F)(2)(b) hereof. Upon any termination of such voting right, as provided in Section (F)(2)(b) hereof, subject to the requirements of the Delaware General Corporation Law, the term of office of the two additional directors elected by holders of this Series and such other series of preferred stock voting together as a class shall immediately terminate.

(g) So long as any shares of this Series remain outstanding, the Corporation shall not, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least a majority in number of shares of this Series then outstanding, amend, alter or repeal any of the provisions of the Certificate of Designations relating to this Series or the Corporation s Certificate of Incorporation so as to affect adversely the preferences, special rights or powers of the shares of this Series.

(h) So long as any shares of this Series remain outstanding, the Corporation shall not amend the Corporation s Certificate of Incorporation so as to create any additional class of preferred stock (i) that is senior to this Series as to dividends or distributions upon liquidation without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least two-thirds in number of the shares of this Series then outstanding, or (ii) that is equal in preference as to dividends or distributions upon liquidation without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least a majority in number of the shares of this Series then outstanding.

(i) So long as any shares of this Series remain outstanding, the Corporation shall not amend the Corporation s Certificate of Incorporation so as to increase or decrease the aggregate number of shares of the Corporation s Class C Preferred Stock, no par value, or increase or decrease the par value of the shares of the Corporation s Class C Preferred Stock, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least a majority in number of all shares of the Corporation s Class C Preferred Stock then outstanding (which includes, but is not limited to, the shares of this Series then outstanding).

26

(G) LIQUIDATION RIGHTS

(1) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of this Series shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to this Series upon liquidation, the amount of $20 per share, plus all accumulated and unpaid dividends to the date of final distribution.

(2) Neither the sale, lease or exchange (for cash, shares of stock securities or other consideration) of all or substantially all the property and assets of the Corporation nor the merger of consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section (G).

(3) After the payment to the holders of the shares of this Series of the full preferential amounts provided for in this Section (G), the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

(4) In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section (G)(1), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series and shares of such other class or series ranking on a parity with the shares of this Series, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

27

(H) PRIORITY

(1) For purposes of this resolution, any stock of any class or series of the Corporation shall be deemed to rank:

(i) Prior or senior to the shares of this Series, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of this Series.

(ii) On a parity with or equal to shares of this Series, either as to dividends or upon liquidation, whether or not the dividend rates, Dividend Payment Dates, or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of this Series, if the holders of such stock are entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

(iii) Junior to shares of this Series, either as to dividends or upon liquidation, if such class or series shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of such class or series.

(I) MISCELLANEOUS

During the period that shares of this Series are outstanding and except as otherwise provided in this Section (I), the Corporation may not distribute to all of the holders of the Corporation s Common Stock any securities of Friedrich Climate Master, Inc. and/or International Environmental Corporation and/or any entity (other than the Corporation) which owns at least a majority of the outstanding voting securities of Friedrich Climate Master, Inc. and/or International Environmental Corporation, except that the prohibition contained in this Section (I) shall terminate and be null and void and no longer effective if, at any time after the original issuance of this Series, the Closing Price of the Corporation s Common Stock Equals or exceeds 160% of the conversion price then in effect for the shares of this Series.

28

FIFTH: The number of directors of the Corporation shall be specified in the by-laws of the Corporation and such number may from time to time be increased or decreased by or in the manner provided in said by-laws, provided the number of directors of the Corporation shall not be less than three (3). The directors shall be divided into three (3) classes. Each class shall consist, as nearly as may be possible, of one-third of the whole number of the Board of Directors. The term of office of those directors of the fist class shall expire at the annual meeting of the stockholders of the Corporation next ensuing; the term of office of the directors of the second class shall expire one year thereafter; and the term of office of the directors of the third class shall expire two years thereafter. At each annual election the successors to the class of directors whose terms have expired in that year shall be elected to hold office for a term of three (3) years. Each director elected shall hold office until his successor is elected and qualified. Directors and officers need not be shareholders. Elections of directors need not be by written ballot.

Any newly created directorships or any decrease in directorships resulting from any increase or decrease in the authorized number of directors shall be apportioned by the Board of Directors among the three (3) classes of directors as to make all classes as nearly equal in number as possible. No decrease by the board of the number of directors shall shorten the term of any incumbent director.

Any vacancy occurring in the Board of Directors caused by death, resignation or removal, and any newly created directorship resulting from an increase in the number of directors, shall be filled only by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Each director chosen to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his successor is duly elected and qualified.

29

SIXTH: No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

SEVENTH: The existence of the Corporation will be perpetual.

EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the state of Delaware, the Board of Directors of this Corporation is expressly authorized:

(A) To make, alter, amend, add to, revise, or repeal the by-laws of the Corporation.

(B) To authorize and cause its officers to execute mortgages and liens on the property, both real and personal, and upon the franchises of this Corporation.

(C) To set apart out of any funds of the Corporation avail-able for dividends a reserve or reserves for any lawful corporate purpose and to abolish any such reserve in the manner in which it was created.

(D) The Board of Directors may, by resolution passed by a majority of the hole board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified member. Such committee or committees shall have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

30

(E) The Board of Directors shall have power to issue bonds, debentures and other obligations, either non-convertible or convertible into the Corporation s stock, upon such terms, in such manner and under such conditions in conformity with law, as may be fixed by the Board of Directors prior to the issuance of such bonds, debentures and other obligations.

(F) To grant rights to convert any of the securities issued by this Corporation into shares of any class or classes of stock and options to purchase or subscribe for shares of any classes or classes upon such terms and conditions as may be determined by the Board if Directors.

(G) To provide and establish a plan for the subscription and issue of any of its authorized and unissued shares, or sale of any treasury shares held by it, to the employees of the Corporation or to the employees of any subsidiary corporation, or to a trustee upon their behalf, upon such terms and conditions as may be determined by the Board of Directors.

(H) An officer elected or appointed by the Board of Directors may be removed at any time by the board whenever in its judgment the best interest of the Corporation would be served thereby.

NINTH: The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including, but not limited to, any action, suit or proceeding by or in the right of the Corporation), whether civil, criminal or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and shall advance expenses to such person reasonably incurred in connection therewith, to the fullest extent permitted by the relevant provisions of the Delaware General Corporation Law, as such law presently exists or hereafter may be amended.

TENTH: Meetings of stockholders may be held within or without the State of Delaware as the by-laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation.

31

ELEVENTH: In addition to any affirmative vote of holders of the outstanding capital stock required by law or by the provisions of this Restated Certificate of Incorporation, the affirmative vote of the holders of not less than two-thirds of the outstanding voting stock of the Corporation voting as a single class shall be required for the approval or authorization of any (i) merger or consolidation of the Corporation with or into any other corporation, or (ii) sale, lease or exchange of all or substantially all of the assets of the Corporation to or with any other corporation, person or entity; provided, however, that such two-thirds voting requirement shall not be applicable if (a) the Corporation is merged with a corporation in which at least two-thirds of the outstanding shares of each class of stock of such corporation is owned by the Corporation, or (b) if a transaction described in clauses (i) or (ii) above has been approved by a vote of at least a majority of the members of the Board of Directors of the Corporation. If such two-thirds voting requirement of the outstanding voting stock of the Corporation shall not be applicable under the provisions of clauses (a) or (b) above, then in such event transactions specified in (i) or (ii) above shall require only such affirmative vote as is required by law, regulation or any other provision of this Restated Certificate of Incorporation.

TWELFTH: The by-laws of the Corporation may be adopted, altered, amended or repealed only by (i) the affirmative vote of not less than a majority of the Board of Directors of the Corporation or (ii) the affirmative vote of not less than two-thirds of the outstanding voting stock of the Corporation voting as a single class.

THIRTEENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article THIRTEENTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

32

FOURTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in any manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the affirmative vote of not less than two-thirds of the outstanding voting stock of the Corporation voting as a single class shall be required to repeal, amend, modify, change or alter Articles FIFTH, ELEVENTH, or TWELFTH of this Restated Certificate of Incorporation or to adopt any provision inconsistent with Articles FIFTH, ELEVENTH OR TWELFTH of this Restated Certificate of Incorporation.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation, having been duly adopted by the Board of Directors and the Stockholders of the Corporation in accordance with Sections 242 and 245 of the Delaware General Corporation Law, has been executed this 27th day of August, 1987 by the President of the Corporation.

/s/ Jack E. Golsen

Jack E. Golsen
President

ATTEST:

/s/ Irwin H. Steinhorn

Irwin H. Steinhorn
Secretary

33

CERTIFICATE OF DESIGNATIONS

of

SERIES 2 PARTICIPATING CLASS C PREFERRED STOCK

of

LSB INDUSTRIES, INC.

(Pursuant to Section 151 of the

Delaware General Corporation Law)

LSB INDUSTRIES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the Corporation ), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on February 16 and 17, 1989:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (herein after called the Board of Directors or the Board ) in accordance with the provisions of the Corporation s Certificate of Incorporation, the Board of Directors hereby creates a series of Class C Preferred Stock, no par value (the Class C Preferred Stock ), of the Corporation and hereby states the designation and number of shares, and does hereby establish and fix the relative rights, preferences, designations and relative participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

Series 2 Participating Class C Preferred Stock:

Section 1. Designation and Amount. The shares of such series shall be designated as Series 2 Participating Class C Preferred Stock (the Series 2 Class C Preferred Stock ) and the number of shares constituting the Series 2 Class C Preferred Stock shall be 200,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series 2 Class C Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series 2 Class C Preferred Stock.

Section 2. Dividends and Distributions.

(A) Subject to the rights of the holders of any shares of any series of Class C Preferred Stock (or any other series of Preferred Stock or any similar stock) ranking prior and superior to the Series 2 Class C Preferred Stock with respect to dividends, if any, the holders of shares of Series 2 Class C Preferred Stock, in preference to the holders of Common Stock, par value $.10 per share (the Common Stock ), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last business day of March, June, September and December in each year (each such date being referred to herein as a Quarterly Dividend Payment Date ), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series 2 Class C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1, or (b) subject to the provision for adjustment hereafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series 2 Class C Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series 2 Class C Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series 2 Class C Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date a dividend of $1 per share on the Series 2 Class C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series 2 Class C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series 2 Class C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series 2 Class C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the termination of holders of shares of Series 2 Class C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series 2 Class C Preferred Stock shall have the following voting rights:

(A) Each share of Series 2 Class C Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote to the stockholders of the Corporation.

(B) Except as otherwise provided herein, in the Certificate of Incorporation of the Corporation, in any other Certificate of Designation of the Corporation creating a series of Class C Preferred Stock or other preferred stock or any similar stock, or by law, the holders of shares of Series 2 Class C Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) Except as set forth herein or in the Certificate of Incorporation of the Corporation as in effect on the date hereof, or as otherwise provided by law, holders of Series 2 Class C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series 2 Class C Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series 2 Class C Preferred Stock outstanding shall have been paid in full, or declared and a sum sufficient for the payment therefor be set apart for payment and be in the process of payment, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 2 Class C Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 2 Class C Preferred Stock, except dividends paid ratably on the Series 2 Class C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 2 Class C Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series 2 Class C Preferred Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series 2 Class C Preferred Stock, or any shares of stock ranking on a parity with the Series 2 Class C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time in such manner.

Section 5. Reacquired Shares. Any shares of Series 2 Class C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Class C Preferred Stock and may be reissued as part of a new series of Class C Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation of the Corporation, or in any other Certificate of Designations creating a series of Class C Preferred Stock or any other preferred stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 2 Class C Preferred Stock unless, prior thereto, the holders of shares of Series 2 Class C Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series 2 Class C Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 2 Class C Preferred Stock, except distributions made ratably on the Series 2 Class C Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series 2 Class C Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series 2 Class C Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series 2 Class C Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series 2 Class C Preferred Stock shall not be redeemable.

Section 9. Amendment. So long as any shares of the Series 2 Class C Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of at least a majority in number of shares of the Series 2 Class C Preferred Stock then outstanding, amend, alter, or repeal any of the provisions of this Certificate of Designation or the Corporation s Certificate of Incorporation so as to affect adversely the preferences, special rights or powers of the shares of Series 2 Class C Preferred Stock.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its President and attested by its Secretary this 17th day of February, 1989.

LSB INDUSTRIES, INC.
ATTEST:

/s/ Larry McLaine		/s/ Jack E. Golsen

(SEAL)	Secretary	President

CERTIFICATE OF ELIMINATION

OF

$2.20 SERIES 1 CONVERTIBLE

EXCHANGEABLE CLASS C PREFERRED STOCK

OF

LSB INDUSTRIES, INC.

LSB INDUSTRIES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the Corporation ), hereby certifies the following:

1. That the terms and conditions of the Certificate of Designations of $2.20 Series 1 Convertible Exchangeable Class C Preferred Stock of the Corporation (the Series 1 Preferred ), filed on December 19, 1986 (the Certificate of Designations ), were incorporated into the Restated Certificate of Incorporation of the Company, filed on September 2, 1987 (the Restated Certificate of Incorporation ).

2. That all outstanding shares of the Series 1 Preferred have been converted into shares of common stock of the Company or have been redeemed pursuant to the terms and conditions of the Restated Certificate of Incorporation, and all shares of Series 1 Preferred that were owned by the Company or its subsidiaries as treasury shares have been retired pursuant to the Unanimous Written Consent of the Board of Directors of the Corporation dated February 9, 1993.

3. That no shares of Series 1 Preferred remain outstanding.

4. That all shares of the Series 1 Preferred which have been redeemed, converted or retired have the status of authorized and unissued shares of the Class C Preferred Stock of the Corporation without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

5. That on April 1, 1993, the Board of Directors of the Company duly adopted the following resolution:

RESOLVED, that no authorized shares of Series 1 Preferred remain outstanding and no shares of Series 1 Preferred will be issued subject to the Restated Certificate of Incorporation which incorporates the Certificate of Designation previously filed with respect to the Series 1 Preferred.

6. That pursuant to the provisions of 151(g) of the Delaware General Corporation Law, upon the effective date of the filing of this Certificate, this Certificate will have the effect of eliminating from the Restated Certificate of Incorporation only those matters set forth in the Restated Certificate of Incorporation with respect to the $2.20 Series 1 Convertible Exchangeable Class C Preferred Stock.

IN WITNESS WHEREOF, this Certificate of Elimination has been executed this 30th day of April, 1993, by the President of the Company.

LSB INDUSTRIES, INC.

ATTEST:

/s/ David M. Shear	By	/s/ Jack E. Golsen
David M. Shear, Secretary		Jack E. Golsen, President
President

(SEAL)

CERTIFICATE OF DESIGNATIONS

of the

$3.25 CONVERTIBLE EXCHANGEABLE CLASS C PREFERRED STOCK,

SERIES 2

of

LSB INDUSTRIES, INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

The undersigned duly authorized officer of LSB Industries, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, and pursuant to Section 151 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of LSB Industries, Inc. (the Corporation ), the Board of Directors of the Corporation on April 20, 1993, and a duly authorized committee of the Board of Directors on May 19, 1993, approved the creation, issuance and voting power of a new series of authorized but unissued shares of the Corporation s Class C Preferred Stock, no par value, consisting of up to 920,000 shares of the series of Class C Preferred Stock, designated as the $3.25 Convertible Exchangeable Class C Preferred Stock, Series 2, with the Board of Directors of the Corporation and a committee of the Board of Directors having been duly authorized by the Board of Directors fixing the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or exchange of such shares for, shares of any other class or classes of stock of the Corporation or fix the exact number of shares of the series of $3.25 Convertible Exchangeable Class C Preferred Stock, Series 2, to be issued by the Corporation, and that Board of Directors and the committee adopted the following resolution creating the series of $3.25 Convertible Exchangeable Class C Preferred Stock, Series 2.

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors (the Board ) of LSB Industries, Inc. (the Corporation ) by provisions of the Restated Certificate of Incorporation of LSB Industries, Inc. (the Certificate of Incorporation ) and the General Corporation Law of the State of Delaware, the issuance of a series of Class C Preferred Stock, be, and the same hereby is, authorized, and the Board and the committee of the Board hereby fix the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof as follows:

1. Designation and Amount. The designation of such series of preferred stock authorized by this resolution shall be $3.25 Convertible Exchangeable Class C Preferred Stock, Series 2 , and the number of shares constituting such series shall be 800,000 (up to an aggregate of 920,000 shares, based on the number of additional shares issued pursuant to the overallotment option granted by the Corporation pursuant to the Underwriting Agreement, dated May 19, 1993, between the Corporation and Lazard Fr res & Co.), with a stated value of $50.00 per share. Such series is referred to herein as the Convertible Exchangeable Preferred Stock ..

2. Rank. All shares of Convertible Exchangeable Preferred Stock shall rank prior to all of the Corporation s Common Stock, par value $0.10 per share (the Common Stock ), and to all other classes and series of equity securities of the Corporation now or hereafter authorized, issued or outstanding (the Common Stock and such other classes and series of equity securities collectively are referred to herein as the Junior Stock ), other than any classes or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding ranking on a parity with (the Parity Stock ) or senior to (the Senior Stock ) the Convertible Exchangeable Preferred Stock as to dividend rights or rights upon liquidation, winding up or dissolution of the Corporation. The Convertible Exchangeable Preferred Stock shall be junior to all outstanding debt of the Corporation. The Convertible Exchangeable Preferred Stock shall be subject to the creation of Senior Stock, Parity Stock and Junior Stock to the extent not expressly prohibited by the Certificate of Incorporation, now or hereafter issued, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

3. Dividends.

(a) The holders of Convertible Exchangeable Preferred Stock shall be entitled to receive, when, as and if declared by the Board out of funds at the time legally available therefor, dividends at the rate of $3.25 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest (including any interest, sum of money in lieu of interest or other property paid on account of any dividend payment or payments which may be in arrears) from the date of original issuance and shall be payable in cash quarterly in arrears on June 15, September 15, December 15 and March 15 of each year commencing June 15, 1993 (the Dividend Due Dates ) (except that if any such date is not a Business Day, then such dividend shall be payable on the next Business Day following such Dividend Due Date, provided that, for the purposes of computing such dividend payment, no interest or such in lieu of interest shall accrue from such Dividend Due Date to the next Business Day following such Dividend Due Date) to holders of record as they appear in the securities register of the Corporation on such record date, not more than 60 nor less than 10 days preceding each Dividend Due Date as is fixed by the Board. For purposes herein, the term Business Day shall mean any day (except a Saturday or Sunday or any day on which banking institutions are authorized or required to close in the State of New York). Subject to the next paragraph of this Section 3, dividends on account of dividends in arrears for any past dividend period may be declared at any time and paid on any business Day, without reference to any regular dividend payment date. The amount of dividends payable per share of Convertible Exchangeable Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends paid on shares of Convertible Exchangeable Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata among all such shares at the time outstanding.

No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other Junior Stock or distributions of Rights, as defined below, shall be declared, paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Corporation of, any shares of Common Stock or other Junior Stock(or any payment made in respect of or made available to a sinking fund for the redemption of any shares of such Junior Stock) unless and until all cumulative and unpaid dividends on the Convertible Exchangeable Preferred Stock shall have been paid or declared and set apart for payment through the last Dividend Due Date.

If at any time any dividend on any Senior Stock shall be in default, in whole or in part, then (except to the extent allowed by the terms of such Senior Stock) no dividend shall be paid or declared and set apart for payment on the Convertible Exchangeable Preferred Stock unless and until all accrued and unpaid dividends with respect to such Senior Stock, including the full dividends for the then-current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any class or series of Parity Stock for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for such payment on the Convertible Exchangeable Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. No full dividends shall be paid or declared and set apart for payment on the Convertible Exchangeable Preferred Stock for any period unless full cumulative dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Stock for all dividend periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full upon the Convertible Exchangeable Preferred Stock and the Parity Stock, all dividends paid or declared and set aside for payment upon shares of Convertible Exchangeable Preferred Stock and the Parity Stock shall be paid or declared and set aside for payment pro rata so that the amount of dividends paid or declared and set aside for payment per share on the Convertible Exchangeable Preferred Stock and the Parity Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Convertible Exchangeable Preferred Stock and the Parity Stock bear to each other.

(b) The Corporation shall not permit any Subsidiary (as defined in Section 6(m) below) of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner.

(c) Any reference to distribution contained in this Section 3 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary.

4. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Convertible Exchangeable Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, an amount equal to the dividends accrued and unpaid thereon on the date of final distribution to such holders, whether or not declared, without interest, and a sum equal to $50.00 per share, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other Junior Stock; provided, however, that such rights shall accrue to the holders of Convertible Exchangeable Preferred Stock only in the event that the Corporation s payments with respect to the liquidation preferences of the holders of the Senior Stock and the rights of the Parity Stock are fully met. The entire assets of the Corporation available for distribution after the liquidation preferences of the Senior Stock are fully met shall be distributed ratably among the holders of the Convertible Exchangeable Preferred Stock and Parity Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or substantially all of the Corporation s assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Corporation. After payment of the full amount of the liquidating distribution to which the Convertible Exchangeable Preferred Stock is entitled, the holders of Convertible Exchangeable Preferred Stock will not be entitled to any further participation in any distribution of the assets of the Company.

5. Redemption at Option of the Corporation. The Corporation may not redeem the Convertible Exchangeable Preferred Stock prior to June 15, 1996. The Corporation, at its option may at any time on or after June 15, 1996 redeem in whole at any time, or from time to time in part, the Convertible Exchangeable Preferred Stock on any Business Day set by the Board (the Redemption Date ), at the following cash redemption prices per share if redeemed during the twelve-month period beginning June 15 of the year specified below:

Year	Redemption Price
1996	$52.28
1997	51.95
1998	51.63
1999	51.30
2000	50.98
2001	50.65
2002	50.33

and thereafter at $50.00 per share, plus, in each case, an amount in cash equal to all dividends on the Convertible Exchangeable Preferred Stock accrued and unpaid thereon, whether or not declared, pro rata to the date fixed for redemption (subject to the right of the holder of record on the record date for the payment of a dividend to receive the dividend due on the corresponding Dividend Due Date, or the next Business Day thereafter, as the case may be), such sum being hereinafter referred to as the Redemption Price .

In case of the redemption of less than all of the then outstanding Convertible Exchangeable Preferred Stock, the Corporation shall designate by lot, or in such other manner as the Board may reasonably determine, the shares to be redeemed, or shall effect such redemption pro rata. Without the consent of the holders of at least two-thirds of the then outstanding Convertible Exchangeable Preferred Stock, the Corporation shall not redeem less than all of the Convertible Exchangeable Preferred Stock at any time outstanding until all dividends accrued and in arrears, whether or not declared, upon all Convertible Exchangeable Preferred Stock then outstanding shall have been paid for all past dividend periods.

Not more than 60 nor less than 30 days prior to the Redemption Date, notice by first class mail, postage prepaid, shall be given to the holders of record of the Convertible Exchangeable Preferred Stock to be redeemed, addressed to such holders at their last addresses as shown on the books of the Corporation. Each such notice of redemption shall specify the Redemption Date, the Redemption Price, the place or places of payment, that payment will be made upon the later of the Redemption Date or presentation and surrender of the shares of Convertible Exchangeable Preferred Stock, that on and after the Redemption Date, dividends will cease to accumulate on such shares and that the right of holders to convert such shares, as provided in Section 6 hereof, shall terminate at the close of business ten days prior to the Redemption Date.

Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of the Convertible Exchangeable Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Convertible Exchangeable Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor) shall terminate.

The shares of Convertible Exchangeable Preferred Stock, shall not be subject to mandatory redemption or the operation of any purchase, retirement, or sinking fund.

6. Conversion Privilege.

(a) The holder of any share of Convertible Exchangeable Preferred Stock shall have the right, at such holder s option (but if such share is called for redemption or exchange, then in respect of such share only to and including, but not after, the close of business on the Business Day immediately preceding the date fixed for such redemption or exchange, provided that no default by the Corporation in the payment of the applicable Redemption Price or in the exchange of such share, as the case may be, shall have occurred and be continuing on the date fixed for such redemption or exchange, as the case may be) to convert such share on any Business Day into that number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share of Common Stock) obtained by dividing $50.00 by the Conversion Price then in effect. The Conversion Price shall initially be $11.55 per share and shall be subject to adjustment as set forth below.

(b) Conversion Procedures. Any holder of shares of Convertible Exchangeable Preferred Stock desiring to convert such shares into Common Stock shall surrender the certificate or certificates for such shares of Convertible Exchangeable Preferred Stock at the office of the transfer agent for the Convertible Exchangeable Preferred Stock (the Transfer Agent ), which certificate or certificates, if the Corporation shall so require, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, accompanied by irrevocable written notice to the Corporation that the holder elects so to convert such shares of Convertible Exchangeable Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for Common Stock are to issued.

The Corporation covenants that it will, as soon as practicable after such deposit of certificates for Convertible Exchangeable Preferred Stock accompanied by the written notice of conversion and compliance with any other conditions herein contained, deliver at such office of such Transfer Agent to the person for whose account such shares of Convertible Exchangeable Preferred Stock were so surrendered, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made as of the date of such surrender of the shares of Convertible Exchangeable Preferred Stock to be converted, and the person or persons entitle to receive the Common Stock deliverable upon conversion of such Convertible Exchangeable Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date; provided, however, that the Corporation shall not be required to convert any shares of Convertible Exchangeable Preferred Stock while the stock transfer books of the Corporation are closed for any purpose, but the surrender of Convertible Exchangeable Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books as if the surrender had been made on the date of such reopening, and the conversion shall be at the Conversion Price in effect on such date.

(c) In the case of any share of Convertible Exchangeable Preferred Stock which is surrendered for conversion after any record date established by the Board with respect to the payment of a dividend on the Convertible Exchangeable Preferred Stock and on or prior to the opening of business on the next succeeding Dividend Due Date (or, if such Dividend Due Date is not a Business Day, before the close of business on the next Business Day following such Dividend Due Date), the dividend due on such date shall be payable on such date to the holder of record of such share as of such preceding record date notwithstanding such conversion. Shares of Convertible Exchangeable Preferred Stock surrendered for conversion during the period from the close of business on any record date established by the Board with respect to the payment of a dividend on the Convertible Exchangeable Preferred Stock immediately preceding any Dividend Due Date to the opening of business on such Dividend Due Date (or, if such Dividend Due Date is not a Business Day, before the opening of business on the next Business Day following such Dividend Due Date) shall, except in the case of shares of Convertible Exchangeable Preferred Stock which have been called for redemption on a Redemption Date within such period, be accompanied by payment in New York Clearing House funds or other funds acceptable to the Corporation in an amount equal to the dividend payable on such Dividend Due Date on the shares of Convertible Exchangeable Preferred Stock being surrendered for conversion. The dividend with respect to a share of Convertible Exchangeable Preferred Stock called for redemption on a Redemption Date during the period from the close of business on any record date established by the Board with respect to the payment of a dividend on the Convertible Exchangeable Preferred Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date (or, if such Dividend Due Date is not a Business Day, before the opening of business on the next Business Day following such Dividend Due Date) shall be payable on such Dividend Due Date (or, if such Dividend Due Date is not a Business Day, before the opening of business on the next Business Day following such Dividend Due Date) to the holder of record of such share on such dividend record date notwithstanding the conversion of such share of Convertible Exchangeable Preferred Stock after such record date and prior to the opening of business on such Dividend Due Date (or, if such Dividend Due Date is not a Business Day, before the opening of business on the next Business Day following such Dividend Due Date), and the holder converting such share of Convertible Exchangeable Preferred Stock need not include a payment of such dividend amount upon surrender of such share of Convertible Exchangeable Preferred Stock.

(d) for conversion. Except as provided in this paragraph, no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of Convertible Exchangeable Preferred Stock surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

(e) No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Convertible Exchangeable Preferred Stock. If more than one certificate representing shares of Convertible Exchangeable Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Convertible Exchangeable Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of Convertible Exchangeable Preferred Stock, the Corporation will pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the market price per share of Common Stock (as reasonably determined by the Board or in any manner reasonably prescribed by the Board, which, so long as the Common Stock is listed on the American Stock Exchange the ASE ) shall be the last reported sale price on the ASE) at the close of business on the day of conversion.

(f) The Conversion Price shall be adjusted from time to time as follows:

(i) In case the Corporation shall pay or make a dividend in shares of Common Stock on any class of capital stock of the Corporation, the Conversion Price in effect immediately prior to the opening of business on the next Business Day following the date fixed for determination of stockholders entitled to receive such dividend shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend, such reduction to become effective immediately prior to the opening of business on the next Business Day following the date fixed for such determination. For the purposes of this clause (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation covenants that it will not pay any dividend on shares of Common Stock held in the treasury of the Corporation.

(ii) In case the Corporation shall hereafter issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (not being available on an equivalent basis to holders of the Convertible Exchangeable Preferred Stock upon conversion) at a price per share less than the Current Market Price (as defined below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan or the Rights as defined in Section 6(e)(iv) below), the Conversion Price in effect immediately prior to the opening of business on the next Business Day following the date fixed for such determination shall be reduced by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of holders of Common Stock entitled to receive such rights, options or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately prior to the opening of business on the next Business Day following the date fixed for such determination. For the purposes of this clause (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation covenants that it will not issue any such rights, options or warrants in respect of shares of Common Stock held in the treasury of the Corporation.

(iii) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect immediately prior to the opening of business on the next Business Day following the day upon which such subdivision becomes effective shall be proportionally reduced, and conversely, in case outstanding shares of Common Stock shall each be combines into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to the opening of business on the next Business Day following the day upon which such combination becomes effective shall be proportionately increased.

(iv) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding Rights, any rights, options or warrants referred to in clause (ii) of this Section 6(e), any dividend of distribution paid exclusively in cash and any dividend referred to in clause (i) of this Section 6(e)), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which (A) the numerator shall be the Current Market Price at the close of business on the date fixed for such determination less the then fair market value (as determined by the Board, whose reasonably determination shall be conclusive and described in a Board resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock (the amount calculated pursuant to this clause (A) being hereinafter referred to as the Adjusted Market Price ) and (B) the denominator shall be such Current Market Price, such adjustment to become effective immediately prior to the opening of business on the next Business Day following the date fixed for the determination of stockholders entitled to receive such distribution.

Notwithstanding the foregoing, in the event of any dividend or distribution by the Corporation to all holders of its Common Stock consisting exclusively of capital stock of Equity Bank for Savings, F.A. ( Equity Bank ), LSB Chemical Corp. or El Dorado Chemical Company ( EDC ), or any of their respective subsidiaries, the Corporation may, at its option, in consultation with an independent financial advisor selected by the Board of Directors, elect to make no adjustment or a partial adjustment to the Conversion Price (the Conversion Price, as unadjusted or as partially adjusted, as the case may be, the Modified Conversion Price ) less than the full adjustment to the Conversion Price required by this clause (iv) (the Conversion Price, as it would have been fully adjusted, the Fully Adjusted Conversion Price ). In the event the Corporation makes such election, the Corporation shall pay to each holder of record of shares of Convertible Exchangeable Preferred Stock as such holder appears in the securities register of the Corporation at the close of business on the day such distribution is effected an amount in cash for each such share held by such holder equal to the product of (A) the difference between (x) the quotient of (1) $50.00 divided by (2) the Fully Adjusted Conversion Price minus (y) the quotient of (1) $50.00 divided by (2) the Modified Conversion Price times (B) the Adjusted Market Price. The Corporation shall mail a notice to all holders of Convertible Exchangeable Preferred Stock, at their last addresses as they shall appear in the security register, of such dividend or distribution and of the Corporation s election to make any such cash payment at least 30 days in advance of the record date for the determination of the holders of Common Stock entitled to receive such dividend or distribution.

With respect to the Preferred Stock Purchase Rights (as defined in the Rights Agreement, dated as of February 17, 1989 between the Corporation and the Liberty National Bank and Trust Corporation of Oklahoma City), and, in the event that, after the date hereof, the Corporation should distribute rights, options or warrants issued by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock or preferred stock, which rights, options or warrants (A) are deemed to be transferred with such shares of Common Stock, (B) are not exercisable and (C) are also issued in respect of future issuances of Common Stock, in each case in clauses (A) through (C) until the occurrence of a specified event or events (such Preferred Stock Purchase Rights and such rights, options or warrants, if any, collectively, Rights ), each holder of the Convertible Exchangeable Preferred Stock who converts any shares of Convertible Exchangeable Preferred Stock shall (but only if the Rights have not been previously redeemed) be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, a number of such Rights to be determined as follows: (Y) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the Distribution Date ), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of shares issued upon such conversion is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to such Rights; and (Z) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock, into which such shares of Convertible Exchangeable Preferred Stock so converted were convertible on the Business Day immediately preceding the Distribution Date, would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

(v) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 6(m) applies or as part of a distribution referred to in clause (iv) of this Section 6(e)) in an aggregate amount that, combined together with (I) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this clause (v) or clause (vi) of this Section 6(e) has been made and (II) the aggregate of any cash plus the fair market value (as determined by the Board of Directors) as of the last time tender could have been made pursuant to such tender offer, as it may have been amended (such time, the Expiration Time ) of consideration payable in respect of any tender offer by the Corporation or any of its Subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this clause (v) or clause (vi of this Section 6(e) has been made, exceeds 10% of the product of the Current Market Price per share of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date fixed for determination

(vi) of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the Current Market Price per share of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the Current Market Price per share of the Common Stock as of such date for determination.

(vii) In case a tender offer (the Tender Offer ) made by the Corporation or any Subsidiary for all or any portion of the Common Stock shall expire and the Tender Offer (as amended upon the expiration thereof) shall require the payment to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below) of an aggregate consideration having a fair market value (as determined by the Board of Directors) as of the Expiration Time of such tender offer that combined together with (I) the aggregate of the cash plus the fair market value (as determined by the Board of Directors) of consideration payable in respect of any other tender offer (determined as of the Expiration Time of such other tender offer) by the Corporation or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of the Tender Offer and in respect of which no adjustment pursuant to clause (v) of this Section 6(e) or this clause (vi) has been made and (II) the aggregate amount of any distributions to all holders of the Corporation s Common Stock made exclusively in cash within 12 month preceding the expiration of the Tender Offer and in respect of which no adjustment pursuant to clause (v) of this Section 6(e) or this clause (vi) has been made, exceeds 10% of the product of the Current Market Price per share of the Common Stock as of the Expiration Time of the Tender Offer times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time of the Tender Offer, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time of the Tender Offer, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price immediately prior to close of business on the date of the Expiration Time of the Tender Offer by a fraction (i) the numerator of which shall be equal to (A) the product of (I) the Current Market Price per share of the Common Stock as of the Expiration Time of the Tender Offer and (II) the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time of the Tender Offer less (B) the amount of cash plus the fair market value (determined as foresaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares as defined below, and (ii) the denominator of which shall be equal to the product of (A) the Current Market Price per share of the Common Stock as of the Expiration Time of the Tender Offer and (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time of the Tender Offer less the number of all shares validly tendered and not withdrawn as of the Expiration Time of the Tender Offer (the shares deemed so accepted up to any such maximum, being referred to as the Purchased Shares ).

(viii) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 6(m) applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be the date fixed for the determination of stockholders entitled to receive such distribution and the date fixed for such determination within the meaning of clause (iv) of this Section 6(e)), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be the day upon which such subdivision becomes effective or the day upon which such combination becomes effective , as the case may be, and the day upon which such subdivision or combination becomes effective within the meaning of clause (iii) of this Section 6(e) above).

(ix) For the purpose of any computation under clause (ii), (iv), (v), (vi) or (vii) of this Section 6(e), the current market price per share of Common Stock (the Current Market Price ) on any day shall be deemed to be the average of the daily closing prices per share for the five consecutive Trading Days selected by the Board commencing not more than 10 Trading Days before, and ending not later than, the earlier of the day in question and the day before the Ex Date (as defined below) with respect to the issuance, payment or distribution on the date of the expiration of the tender offer requiring such computation. For this purpose, the term Ex Date , when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on the applicable securities exchange or in the applicable securities market without the right to receive such issuance or distribution. Trading Day means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which the Common Stock is not traded on the applicable securities exchange or on the applicable securities market. The closing price for each day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the ASE or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System (the NASDAQ/NMS ) or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the NASDAQ/NMS, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Board for that purpose.

(g) No adjustment in the Conversion Price shall be required unless such adjustment (plus any adjustments not previously made by reason of this Section 6(f)) would require an increase or decrease of at least one percent in such Conversion Price; provided, however, that any adjustments which by reason of this Section 6(f) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest 1/100 of a share of Common Stock, as the case may be.

(h) Whenever the Conversion Price is adjusted as herein provided:

(i) the Corporation shall compute the adjusted Conversion Price in accordance with Section 6(e) and shall prepare a certificate signed by the treasurer of the Corporation setting forth the adjusted Conversion Price and showing in reasonably detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Transfer Agent; and

(ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Corporation to all holders of Convertible Exchangeable Preferred Stock at their last addresses as they shall appear in the security register.

(i) In case:

(i) the Corporation shall declare a dividend or other distribution on its Common Stock (other than a dividend payable exclusively in cash that would not cause an adjustment to the Conversion Price to take place pursuant to Section 6(e) above); or

(ii) the Corporation or any Subsidiary (as defined below in Section 6(m)) shall make a tender offer for the Common Stock (other than a tender offer that would not cause an adjustment to the Conversion Price pursuant to clause (v) or (vi) of Section 6(m); or

(iii) the Corporation shall authorize the granting to all holders of this Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class (other than Rights); or

(iv) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or

(v) of the voluntary or involuntary dissolution, liquidation or winding up on the Corporation;

then the Corporation shall cause to be filed with the Transfer Agent, and shall cause to be mailed to all holders of the Convertible Exchangeable Preferred Stock at their last addresses as they shall appear in the security register, at least 20 days (or 10 days in any case specified in clause (i) or (ii) above) prior to the effective date hereinafter specified, a notice stating (x) the date on which a record has been taken for the purpose of such dividend, distribution or grant of rights, options or warrants, or, if a record is not to be taken, the date as of which the identity of the holders of Common Stock of record entitled to such dividend, distribution, rights, options or warrants was determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (i) through (v) of this Section 6(h).

(j) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Convertible Exchangeable Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Convertible Exchangeable Preferred Stock.

(k) The Corporation covenants that it will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Convertible Exchangeable Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the shares of Convertible Exchangeable Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation that such tax has been paid.

(l) The Corporation covenants that all shares of Common Stock which may be issued upon conversion of Convertible Exchangeable Preferred Stock will upon issue be fully paid and nonassessable and, except as provided in Section 6(j) above, the Corporation covenants that it will pay all taxes, liens and charges with respect to the issue thereof.

(m) All shares of Convertible Exchangeable Preferred Stock delivered for conversion shall be delivered to the Transfer Agent to be cancelled by or at the direction of the Transfer Agent, which shall dispose of the same.

(n) Special Conversion Rights upon Corporate Change or Ownership Change. If a Corporate Change (as defined below) has occurred with respect to the Corporation, except as otherwise provided below, each holder of Convertible Exchangeable Preferred Stock shall have the right, at the holder s option, for a period of 45 days after the mailing of a notice by the Corporation that a Corporate Change has occurred, to convert all, but not less than all, of such holder s Convertible Exchangeable Preferred Stock into Marketable Stock (as defined below) with an aggregate Applicable Value (as defined below) equal to the aggregate Stated Value (as defined below) of the Convertible Exchangeable Preferred Stock for which conversion is elected before the close of business on any Business Day. The Corporation may, at its option, in lieu of providing Common Stock upon any such conversion, provide the holders who have elected to convert under this Section 6(m) with cash in an amount equal to the aggregate Stated Value of that portion of the Convertible Exchangeable Preferred Stock for which such conversion is elected and for which the Corporation elects to pay such cash. Any such election by the Corporation may be for all or any portion of the Convertible Exchangeable Preferred Stock for which such conversion under this Section 6(m) was elected by the holders thereof. Shares of Convertible Exchangeable Preferred Stock which are not converted as provided above will remain convertible into the kind and amount of securities, cash or other assets which the holders of the Convertible Exchangeable Preferred Stock would have owned immediately after the Corporate Change if the holders had converted the Convertible Exchangeable Preferred Stock immediately before the effective date of the Corporate Change. The Corporation covenants that it will notify the registered holders of Convertible Exchangeable Preferred Stock of any Corporate Change at least 30 days in advance of the effective date of any such Corporate Change in order to allow such holders an opportunity to exercise their conversion rights prior to the effective date of such Corporate Change and before the special conversion right provided in this Section 6(m) commences.

If an Ownership Change (as defined below) should occur with respect to the Corporation, except as otherwise provided below, each holder of the Convertible Exchangeable Preferred Stock shall have the right, at the holder s option, for a period of 45 days after the mailing of a notice by the Corporation that an Ownership Change has occurred, to convert all, but not less than all, of such holder s Convertible Exchangeable Preferred Stock into Common Stock with an aggregate Applicable Value equal to the aggregate Stated Value of the Convertible Exchangeable Preferred Stock for which conversion is elected before the close of business on any Business Day; provided that, should the 45th day after the mailing of such notice not be a Business Day, then holders of Convertible Exchangeable Preferred Stock shall additionally have the right to exercise their special conversion rights before the close of business on the next Business Day following the 45th day after the mailing of such notice. The Corporation may, at its option, in lieu of providing Common Stock upon any such conversion, provide to the holders who have elected to convert under this Section 6(m) cash in an amount equal to the aggregate Stated Value of that portion of the Convertible Exchangeable Preferred Stock for which such conversion was elected and for which the Corporation elects to pay such cash. Any such election by the Corporation may be for all or any portion of the Convertible Exchangeable Preferred Stock for which such conversion under this Section 6(m) was elected by the holders thereof. The special conversion right arising upon an Ownership Change will only be applicable with respect to the first Ownership Change that occurs after the date of original issuance of the Convertible Exchangeable Preferred Stock.

If a Corporate Change or an Ownership Change occurs with respect to the Corporation, then, within 30 days after the occurrence of such Corporate Change or Ownership Change, as the case may be, the Corporation covenants that it will mail to each registered holder of Convertible Exchangeable Preferred Stock a notice setting forth details regarding the special conversion right available to such holder based upon such Corporate Change or Ownership Change. A holder of Convertible Exchangeable Preferred Stock must exercise the special conversion right, if at all, within the applicable period (as specified above) after the mailing of such notice by the Corporation. Exercise of such special conversion right shall be irrevocable and dividends on Convertible Exchangeable Preferred Stock tendered for conversion shall cease to accrue from and after the conversion date. The conversion date with respect to the exercise of a special conversion right arising upon a Corporate Change or Ownership Change shall be the 45th day after the mailing of the notice by the Corporation that a Corporate Change or Ownership Change, as the case may be, has occurred.

As used in this Section 6(m), a Corporate Change with respect to the Corporation shall be deemed to have occurred at such time as the Corporation shall consummate any transaction of merger or consolidation of the Corporation, or shall convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of the Corporation s property, business or assets, except that none of the following shall constitute a corporate change:

(i) the merger or consolidation of any Subsidiary of the Corporation with or into the Corporation (provided that the Corporation shall be the continuing or surviving corporation) or the merger of consolidation of the Corporation or any Subsidiary with or into any one or more wholly-owned Subsidiaries of the Corporation (provided that a wholly-owned Subsidiary shall be the continuing or surviving corporation); and

(ii) any sale, lease, transfer or other disposition by any wholly-owned Subsidiary of any or all of its assets (upon voluntary liquidation or otherwise) to the Corporation or any sale, lease transfer or other disposition by the Corporation of any or all of its assets to a wholly-owned Subsidiary of the Corporation; and

(iii) any sale, lease, transfer or other disposition by the Corporation of any or all of the capital stock or assets of any or all of LSB Chemical Corp., Equity Bank, or EDC, or any of their respective subsidiaries, or any business acquired after the date hereof; and

(iv) any merger, consolidation, sale, lease, assignment, transfer or disposition pursuant to which the consideration received and to be received by holders of the Common Stock consists solely of Marketable Stock.

As used in this Section 6(m), an Ownership Change with respect to the Corporation shall be deemed to have occurred at such time as any Person (other than Jack E. Golsen and members of his Immediate Family and any entity Controlled by Jack E. Golsen and members of his Immediate Family), together with its affiliates and associates, is or becomes the beneficial owner, directly or indirectly, of more than 50% of the outstanding Common Stock of the Corporation pursuant to a transaction that does not constitute a Corporate Change with respect to the Corporation. Control means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise and Controlled shall have the meaning correlative thereto. Immediate Family of any person means the spouse, siblings, parents, children, nieces and nephews of such person.

As used in this Section 6(m) the Applicable Value of a share of the Common Stock or a share of common stock of a corporation that is the successor to all or substantially all of the business and assets of the Corporation as the result of a Corporate Change, shall be the higher of the Market Value or the Reference Value (as defined below).

As used in this Section 6(m) the Market Value of a share of the Common Stock or a share of common stock of a corporation that is the successor to all or substantially all of the business and assets of the Corporation as the result of a Corporate Change, shall be the average of the closing market prices of such common stock for the five Trading Days ending on the last Trading Day preceding the date of the Corporate Change or Ownership Change.

As used in this Section 6(m) the term Marketable Stock shall mean Common Stock or common stock of any corporation that is the successor to all or substantially all of the business or assets of the Corporation as a result of a Corporate Change, as the case may be, which is (or will, upon distribution there, be) listed on a national securities exchange or approved for quotation in the NASDAQ/NMS or any similar system of automated dissemination of quotations of securities prices in the United States.

As used in this Section 6(m), Stated Value of a share of Convertible Exchangeable Preferred Stock converted during the 45-day period following the notice of a Corporate Change or an Ownership Change shall mean $50.00 plus accrued and unpaid dividends, whether or not declared, to the conversion date.

As used in this Section 6(m) Subsidiary means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Corporation or by one or more other Subsidiaries, or by the Corporation and one or more other Subsidiaries.

As used in this Section 6(m) the term Reference Value shall initially mean $6.42 per share (which is an amount equal to two-thirds of the closing price of the Common Stock on the Business Day immediately prior to the date of original issuance of the Convertible Exchangeable Preferred Stock); provided, however, that in the event of any adjustment to the Conversion Price, the Reference Value shall also be adjusted so that the ratio of the Reference Value to the Conversion Price, after giving effect to any such adjustment, shall always be the same as the ratio of $6.42 to the initial Conversion Price ($11.55 per share) (without giving effect to any adjustment); provided, further, that if the Market Value of a share of common stock of a corporation that is the successor to all or substantially all of the business and assets of the Corporation as the result of a Corporate Change is less than the Reference Value (as calculated above), then the Reference Value shall be equal to the amount determined by multiplying the Market Value per share of such successor corporation s common stock by a fraction of which the numerator shall be the Reference Value of the Common Stock (as calculated above) and the denominator shall be the Market Value of the Common Stock.

Any notice by the Corporation which is mailed as provided in this Section 6(m) shall be conclusively presumed to have been duly given, whether or not the holder of Convertible Exchangeable Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares shall not affect the validity of the proceedings for the conversion of any other shares of Convertible Exchangeable Preferred Stock. An election by a holder of Convertible Exchangeable Preferred Stock to have the Corporation convert such stock pursuant to this Section 6(m) shall become irrevocable when made. On or after the date fixed for conversion as stated in any notice delivered by the Corporation, each holder of the shares called for conversion shall surrender the certificates evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive consideration in accordance with the terms of this Section 6(m). If less than all the shares represented by any such surrendered certificates are converted, a new certificate shall be issued representing the unconverted shares. If, on the date fixed for conversion under any provision of this Section 6(m), notwithstanding that the certificates evidencing any shares which the holders thereof had elected to have converted shall not have been surrendered, the dividends with respect to such shares shall cease to accrue, such shares shall no longer be deemed outstanding, the holders thereof shall cease to be holders of Convertible Exchangeable Preferred Stock, and all rights whatsoever with respect to such shares (except the right of the holders to receive the consideration upon surrender of their certificates therefor) shall terminate.

(n) Reservation of Shares; Transfer Taxes; Etc. The Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Convertible Exchangeable Preferred Stock, such number of shares of its Common Stock, free of preemptive rights, as shall from time to time be sufficient to effect the conversion of all shares of Convertible Exchangeable Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of all the then outstanding shares of Convertible Exchangeable Preferred Stock.

If any shares of Common Stock required to be reserved for purposes of conversion of the Convertible Exchangeable Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be issued upon conversion, the Corporation covenants that it will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. If the Common Stock is listed on the ASE or any other national securities exchange, the Corporation covenants that it will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Convertible Exchangeable Preferred Stock.

The Corporation covenants that it will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Convertible Exchangeable Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the shares of Convertible Exchangeable Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the Common Stock, the Corporation covenants that it will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at the Conversion Price as so adjusted.

(o) Other Changes in Conversion Price. The Corporation may, but shall not be obligated to, made such decreases in the Conversion Price, in addition of those required or allowed by this Section 6, as shall be determined by it, as evidenced by a resolution of the Board, to be advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of any capital stock of the Corporation or issuance of rights, options or warrants to purchase or subscribe for any such stock or from any event treated as such for income tax purposes.

7. Voting Rights.

(a) General. The holders of Convertible Exchangeable Preferred Stock will not have any voting rights except as set forth below or as otherwise required by law. In connection with any right to vote, each holder of Convertible Exchangeable Preferred Stock will have one vote for each share held, with no right to cumulate votes.

(b) Default Voting Rights. Whenever dividends on the Convertible Exchangeable Preferred Stock shall be in arrears and unpaid, whether or not declared, in an amount equal to at least six quarterly dividends (whether or not consecutive) (i) the number of members of the Board shall be increased by two, effective as of the time of election of such directors as hereinafter provided, and (ii) the holders of the Convertible Exchangeable Preferred Stock (voting separately as a class with all other affected classes or series of the Parity Stock upon which like voting rights have been conferred and are exercisable) will have the exclusive right to vote for and elect such two additional directors of the Corporation at any meeting of stockholders of the Corporation at which directors are to be elected held during the period that any dividends on the Convertible Exchangeable Preferred Stock remain in arrears. The right of the holders of the Convertible Exchangeable Preferred Stock to vote for such two additional directors shall terminate, subject to re-vesting in the event of a subsequent similar arrearage, when all cumulative and unpaid dividends on the Convertible Exchangeable Preferred Stock have been declared and set apart for payment. The term of office of all directors so elected shall terminate immediately upon the termination of the right of the holders of the Convertible Exchangeable Preferred Stock and such Parity Stock to vote for such two additional directors, subject to the requirements of Delaware law.

At any time when such voting right created pursuant to this Section 7(b) shall have vested in holders of the shares of Convertible Exchangeable Preferred Stock and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of the record holders of 10% in number of the shares of Convertible Exchangeable Preferred Stock and any other series of preferred stock having such voting right then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of the shares of Convertible Exchangeable Preferred Stock and such other series of preferred stock having such voting right for the purpose of electing such two additional directors. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Board of Directors. If such meeting is not called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 35 days after mailing the same within the United States of America, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the record holders of 10% in number of shares of Convertible Exchangeable Preferred Stock and such other series of preferred stock then outstanding which would be entitled to vote at such meeting may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided for in this Section 7(b) or such other place as is selected by such designated stockholder. Any holder of the shares of Convertible Exchangeable Preferred Stock and such other series of preferred stock then outstanding who would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section 7(b). Notwithstanding the provisions of this Section 7(b), no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.

The holders of the Convertible Exchangeable Preferred Stock and any Parity Stock referred to above voting as a class shall have the right to remove without cause at any time and replace any directors such holders have elected pursuant to this Section 8.

(c) Class Voting Rights. So long as any shares of Convertible Exchangeable Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or written consent of the holders of at least two-thirds of all outstanding Convertible Exchangeable Preferred Stock voting separately as a class, (i) amend, alter or repeal (by merger or otherwise) any provision of the Certificate of Incorporation of the Corporation, as amended, so as adversely to affect the relative rights, power, preferences, qualifications, limitation or restrictions of the Convertible Exchangeable Preferred Stock, or (ii) increase the authorized amount of the Convertible Exchangeable Preferred Stock. A class vote on the part of the Convertible Exchangeable Preferred Stock shall, without limitation, specifically not be deemed to be required (except as otherwise required by law or resolution of the Board) in connection with: (a) the authorization, issuance or increase in the authorized amount of any shares of Common Stock or other Junior Stock or (b) an increase in the amount of any bonds, mortgages, debentures or other obligations of the Corporation. In addition, the Corporation shall not increase the authorized amount of the Convertible Exchangeable Preferred Stock without the vote or written consent of the holders of at least a majority of the shares of Convertible Exchangeable Preferred Stock then outstanding, voting or consenting separately as a class.

8. Exchange. The shares of Convertible Exchangeable Preferred Stock are exchangeable at the option of the Corporation in whole, but not in part, on any dividend payment date beginning June 15, 1996 for the Corporation s 6.5% Convertible Subordinated Debentures due 2018 (the Debentures ), to be issued under an Indenture (the Indenture ) between the Corporation and Liberty Bank and Trust Company of Oklahoma City, N.A., as trustee, or such other party as may reasonably be selected by the Board to then act as trustee under the Indenture (the Trustee ), which shall be in substantially the form filed as an exhibit to the Corporation s Registration Statement on Form S-2 (Registration No. 33-61640) as filed with the Securities and Exchange Commission and as amended as of May 18, 1993, competed as set forth therein and with such changes as may be required by law or usage. Holders of the outstanding shares of Convertible Exchangeable Preferred Stock will be entitled to receive $50.00 principal amount of the Debentures in exchange for each share of Convertible Exchangeable Preferred Stock held by them at the time of exchange. Dividends due on the shares of Convertible Exchangeable Preferred Stock will be mailed to holders of record in the regular course.

No such exchange of Debentures for shares of Convertible Exchangeable Preferred Stock shall be made unless on or prior to the dividend payment date on which such exchange is to be made (i) the Indenture shall have been executed and delivered by the Corporation and the Trustee; (ii) a certificate of the President or any Vice President of the Corporation, reasonably satisfactory to the Trustee, to the effect that the Indenture in question is duly qualified under the Trust Indenture Act of 1939 as then in effect, that the Debentures are valid and binding obligations of the Corporation in accordance with their terms and that all necessary corporate and governmental approvals, including without limitation any securities registrations, for the issuance of the Debentures have been obtained and (iii) an opinion of counsel to the Corporation, reasonably satisfactory to the Trustee, to the same effect as the foregoing certificate has been delivered to the Trustee. Such certificate and opinion shall be available for inspection during normal business hours by the holders of the Convertible Exchangeable Preferred Stock upon request to the Trustee.

Upon such exchange or the exchange date specified in the notice mailed by the Corporation as hereinafter provided, whichever occurs first, the rights of the holders of Convertible Exchangeable Preferred Stock as stockholders of the Corporation shall cease (except the right to receive on the date of exchange an amount equal to the amount of accrued and unpaid dividends on the Convertible Exchangeable Preferred Stock to the date of exchange and the Debentures), and the person or persons entitled to receive the Debentures issuable upon such redemption and exchange shall be treated for all purposes as the registered holder or holders of such Debentures. The Corporation covenants that it will mail to each record holder of the Convertible Exchangeable Preferred Stock, at such holder s address of record, written notice of its intention to exchange the Convertible Exchangeable Preferred Stock not less than 30 nor more than 60 days prior to the exchange date. Such notice shall state: (i) the exchange date; (ii) the place or places where certificates for such shares are to be surrendered in exchange for Debentures; and (iii) that dividends on the shares to be exchanged will cease to accrue on such exchange date. Upon surrender in accordance with said notice of the certificates for any shares so exchanged (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), the Corporation covenants that it will cause the Debentures to be authenticated and issued in exchange for such shares of Convertible Exchangeable Preferred Stock to be mailed to each holder of the shares of Convertible Exchangeable Preferred Stock at such holder s address of record or such other address as the holder shall specify upon such surrender of such certificates.

If on the exchange date the Corporation shall be in default in the payment of any dividends, whether or not declared (including cumulative dividends, if applicable), on Convertible Exchangeable Preferred Stock or on any shares of Senior Stock or Parity Stock, or if such exchange shall on such date be prohibited by applicable law, then no shares of the Convertible Exchangeable Preferred Stock shall be exchanged.

9. Outstanding Shares. For purposes of this Certificate of Designations, all shares of Convertible Exchangeable Preferred Stock shall be deemed outstanding except (i) from the date fixed for redemption pursuant to Section 5 hereof, all shares of Convertible Exchangeable Preferred Stock that have been so called for redemption under Section 5 and not converted at the option of the holder thereof pursuant to Section 6 hereof if funds necessary for the redemption of such shares are available, (ii) from the date of exchange determined pursuant to Section 8 hereof, all shares of Convertible Exchangeable Preferred Stock so called for exchange for Debentures if an amount equal to all accrued and unpaid dividends on such shares has been set apart for payment and the Debentures are issuable upon surrender of such shares; (iii) from the date of surrender of certificates representing shares of Convertible Exchangeable Preferred Stock, all shares of Convertible Exchangeable Preferred Stock converted into Common Stock; and (iv) from the date of registration of transfer, all shares of Convertible Exchangeable Preferred Stock held of record by the Corporation or any subsidiary of the Corporation.

10. Status of Acquired Shares. Shares of Convertible Exchangeable Preferred Stock redeemed by the Corporation pursuant to Section 5 or received upon conversion pursuant to Section 6 or upon exchange pursuant to Section 8 or otherwise acquired by the Corporation will be restored to the status of authorized but unissued shares of Class C Preferred Stock, without designation as to class or series, and may thereafter be issued, but not as shares of Convertible Exchangeable Preferred Stock and not in a manner inconsistent with the terms of this Certificate of Designations.

11. Preemptive Rights. The holders of Convertible Exchangeable Preferred Stock are not entitled to any preemptive or subscription rights in respect of any securities of the Corporation.

12. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affective the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

IN WITNESS WHEREOF, LSB INDUSTRIES, INC. has caused this Certificate of Designations to be duly executed by its President and attested to by its Secretary and has caused its corporate seal to be affixed hereto, this May 19, 1993.

LSB INDUSTRIES, INC.

[Corporate Seal]	By:	/s/ Jack Golsen
Jack E. Golsen
President

ATTEST:

/s/ David M. Shear

Secretary

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

LSB INDUSTRIES, INC.

TO:	SECRETARY OF STATE

STATE OF DELAWARE

LSB INDUSTRIES, INC., a Delaware corporation (the Company ), for the purpose of amending its Restated Certificate of Incorporation, as provided by Section 242 of the Delaware General Corporation Law, hereby certifies:

7. Paragraph (A) of Article FOURTH of the Restated Certificate of Incorporation of the Company is hereby amended to read as follows:

(A) The total number of shares of stock which the Corporation shall have authority to issue is eighty million two hundred fifty thousand (80,250,000) of which

a. seventy-five million (75,000,000) shares shall be Common Stock of the par value of ten cents ($.10) a share;

b. two hundred fifty thousand (250,000) shares shall be Preferred Stock of the par value of one hundred dollars ($100) a share; and

c. five million (5,000,000) shares shall be Class C Preferred Stock, no par value.

For purposes of all other provisions of this Certificate of Incorporation, the term Preferred Stock shall mean the Preferred Stock, Class C Preferred Stock and all other classes of preferred stock authorized under this paragraph (A).

8. No other provisions of the Restated Certificate of Incorporation of the Company are amended or changed by this Amendment.

9. At a meeting of the Board of Directors held on the 5th day of August, 1993, a resolution was duly adopted setting forth the foregoing proposed amendment to paragraph (A) of Article FOURTH of the Restated Certificate of Incorporation of the Company, declaring such amendment to be advisable and setting the next Annual Meeting of Shareholders of the Company for consideration thereof.

10. Thereafter, pursuant to said resolution of its Board of Directors, the Annual Meeting of Shareholders of the Company was duly called and held on September 13, 1993, at which meeting the necessary number of shares as required by statute were voted in favor of such amendment.

SUCH AMENDMENT WAS DULY ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 242 OF THE DELAWARE GENERAL CORPORATION LAW.

IN WITNESS WHEREOF, the undersigned does cause this Certificate to be signed by its President and attested by its Secretary this 14th day of September, 1993.

LSB INDUSTRIES, INC.,
a Delaware Corporation
ATTEST:

/s/ Heidi Brown	By	/s/ Jim D. Jones
Assistant Secretary		Jim D. Jones, Vice President

(SEAL)

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the Corporation ) is LSB INDUSTRIES, INC.

2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, City of Dover 19901, County of Kent.

3. The registered agent of the Corporation within the State of Delaware is hereby changed to Capitol Services, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 8/21/98.

/s/ David R. Goss

Signature

David R. Goss, V.P.

Printed Name and Title

LSB INDUSTRIES, INC.

CERTIFICATE OF DESIGNATIONS

OF

SERIES 3 PARTICIPATING CLASS C PREFERRED STOCK

LSB Industries, Inc. (the Corporation ), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Corporation s Restated Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the Delaware Corporation Law, the Board of Directors of the Corporation has adopted resolutions, a copy of which is attached hereto, establishing and providing for the issuance of a series of preferred stock, no par value, designated as Series 3 Participating Class C Preferred Stock and has established and fixed the voting powers, designations, preferences and relative participating, optional and other special rights and qualifications, limitations and restrictions of such Series 3 Participating Class C Preferred Stock as set forth in the attached resolutions.

Dated: February 2, 1999.	LSB INDUSTRIES, INC.

	By	/s/ Heidi L. Brown, VP
Heidi L. Brown, Vice President
and Managing Counsel

ATTEST:

/s/ David M. Shear

David M. Shear, Secretary

LSB INDUSTRIES, INC.

RESOLUTIONS OF THE BOARD OF DIRECTORS

FIXING THE NUMBER AND DESIGNATING THE RIGHTS,

PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHING

TO THE

SERIES 3 PARTICIPATING CLASS C PREFERRED STOCK

Creation of Series 3 Participating Class C Preferred Stock

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of LSB Industries, Inc. (the Corporation ) (hereinafter called the Board of Directors or the Board ) in accordance with the provisions of the Corporation s Restated Certificate of Incorporation, the Board of Directors hereby creates a new series of Class C Preferred Stock, no par value, designated as Series 3 Participating Class C Preferred Stock, no par value, of the Corporation and hereby states the designation and number of shares, and does hereby establish and fix the relative rights, preferences, designations and relative participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

Series 3 Participating Class C Preferred Stock

Section 1. Designation and Amount. The shares of such series shall be designated as Series 3 Participating Class C Preferred Stock ( Series 3 Class C Preferred Stock ), the shares of such series shall be no par value, and the number of shares constituting the Series 3 Class C Preferred Stock shall be 250,000. Such number of shares of Series 3 Class C Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series 3 Class C Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series 3 Class C Preferred Stock.

Section 2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any series of the Corporation s preferred stock and/or Class C Preferred Stock ranking prior and superior to the shares of Series 3 Class C Preferred Stock with respect to dividends, if any, the holders of shares of Series 3 Class C Preferred Stock, in preference to the holders of Common Stock, par value $0.10 per share (the Common Stock ), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last business day of March, June, September and December in each year (each such date being referred to herein as a Quarterly Dividend Payment Date ), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series 3 Class C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1, or (b) subject to the provision for adjustment hereafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series 3 Class C Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series 3 Class C Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Exhibit A

(B) The Corporation shall declare a dividend or distribution on the Series 3 Class C Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series 3 Class C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series 3 Class C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series 3 Class C Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series 3 Class C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series 3 Class C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series 3 Class C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Exhibit A

Section 3. Voting Rights. The holders of shares of Series 3 Class C Preferred Stock shall have the following voting rights:

(A) Each share of Series 3 Class C Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation.

(B) Except as otherwise provided herein, in the Restated Certificate of Incorporation of the Corporation, in any other Certificate of Designation of the Corporation or by applicable law, the holders of shares of Series 3 Class C Preferred Stock, the holders of shares of Common Stock and the holders of any other class or series of capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) Except as set forth herein or as otherwise required by applicable law, holders of Series 3 Class C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent that they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series 3 Class C Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series 3 Class C Preferred Stock outstanding shall have been paid in full, or declared and a sum sufficient for the payment therefor be set apart for payment and be in the process of payment, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 3 Class C Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 3 Class C Preferred Stock, except dividends paid ratably on the Series 3 Class C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 3 Class C Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series 3 Class C Preferred Stock; or

Exhibit A

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series 3 Class C Preferred Stock, or any shares of stock ranking on a parity with the Series 3 Class C Preferred Stock, except in accordance with the purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series 3 Class C Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Class C Preferred Stock and may be reissued as part of a new series of Class C Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation of the Corporation, or in any other Certificate of Designations creating a series of Class C Preferred Stock or any other preferred stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 3 Participating Class C Preferred Stock unless, prior thereto, the holders of shares of Series 3 Class C Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series 3 Class C Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 3 Class C Preferred Stock, except distributions made ratably on the Series 3 Class C Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series 3 Class C Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Exhibit A

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series 3 Class C Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series 3 Class C Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series 3 Class C Preferred Stock shall not be redeemable.

Section 9. Ranking. The Series 3 Class C Preferred Stock shall rank junior to all other series of the Corporation s Class C Preferred Stock and all other series of the Corporation s other classes of preferred stock as to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation unless the terms of any such series shall provide otherwise.

Exhibit A

Section 10. Amendment. So long as any shares of the Series 3 Class C Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of at least a majority in number of shares of the Series 3 Class C Preferred Stock then outstanding, amend, alter, or repeal any of the provisions of this Certificate of Designations or the Corporation s Restated Certificate of Incorporation so as to affect adversely the preferences, special rights or powers of the shares of Series 3 Class C Preferred Stock.

Exhibit A

CERTIFICATE OF ELIMINATION

OF

SERIES 2 PARTICIPATING CLASS C PREFERRED STOCK

OF

LSB INDUSTRIES, INC.

LSB INDUSTRIES, INC., a corporation existing under the General Corporation Law of the State of Delaware (hereinafter called the Corporation ), hereby certifies the following:

1) That the Certificate of Designations of Series 2 Participating Class Preferred Stock of the Corporation (the Series 2 Preferred ) was filed with the Delaware Secretary of State on February 21, 1989 (the Series 2 Certificate of Designations ).

2) That no shares of the Series 2 Preferred have been issued by the Corporation, and no shares of Series 2 Preferred are outstanding.

3) That effective April 12, 1999, the Board of Directors of the Corporation duly adopted the following resolutions:

RESOLVED, no authorized shares of Series 2 Participating Class C Preferred Stock are outstanding, and no shares of Series 2 Participating Class C Preferred Stock will be issued subject to the Certificate of Designations previously filed with respect to the Series 2 Participating Class C Preferred Stock; and

FURTHER RESOLVED, that the officers of the Corporation are hereby authorized and directed, for and on behalf of the Corporation, to execute and deliver the Certificate of Elimination to the Secretary of State of Delaware regarding the Series 2 Participating Class C Preferred Stock.

4) That pursuant to the provisions of Section 151(g) of the Delaware General Corporation Law, upon the effective date of filing of this Certificate, this Certificate will have the effect of eliminating from the Corporations Restated Certificate of Incorporation all matters set forth in the Series 2 Certificate of Designations with respect to the Series 2 Preferred.

IN WITNESS WHEREOF, this Certificate of Elimination has been executed this 12th day of April, 1999, by the President of the Corporation.

ATTEST:	LSB INDUSTRIES, INC.

/s/ David M. Shear	By:	/s/ Jack E. Golsen
David M. Shear, Secretary		Jack E. Golsen, President

[CORPORATE SEAL]

CERTIFICATE OF DESIGNATIONS

OF

LSB INDUSTRIES, INC.

LSB Industries, Inc. (the Corporation or LSB ), a corporation organized and existing under the Delaware General Corporation Law, hereby certifies pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, that the following resolutions relating to the issuance of a new series of Class C Preferred Stock, no par value, of the Corporation consisting of 1,000,000 shares were duly adopted by a Special Committee of the members of the Board of Directors of the Corporation at a meeting held on October 9, 2001, pursuant to resolutions of the whole Board of Directors of the Corporation.

RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of LSB Industries, Inc. ( LSB or the Corporation ) by the provisions of the Restated Certificate of Incorporation of LSB, the Board of Directors of LSB does hereby create, and LSB may issue, pursuant to the terms of the Agreement, dated October 18, 2001, between LSB, Prime Financial Corporation, an Oklahoma corporation ( Prime ) and a wholly owned subsidiary of LSB, and Stillwater National Bank and Trust Company ( Stillwater Bank ) (the Agreement ), from LSB s Class C Preferred Stock, no par value, a new series consisting of 1,000,000 shares designated as Series D 6% Cumulative, Convertible Class C Preferred Stock, no par value, and hereby fixes the designations, preferences, rights and privileges of such Series D 6% Cumulative, Convertible Class C Preferred Stock and the qualifications, limitations or restrictions thereof, as follows:

1. Designation. The shares of this series of Class C Preferred Stock shall be designated as Series D 6% Cumulative, Convertible Class C Preferred Stock (hereinafter called Series D Preferred Stock ), having no par value, with said Series D Preferred Stock to consist of one million (1,000,000) shares.

2. Dividends; Cumulative. The holders of shares of the Series D Preferred Stock shall be entitled to receive cash dividends, but only when, as and if declared by the Board of Directors of LSB, in a manner as permitted by law, at the rate of six percent (6%) per annum of the Liquidation Preference (as defined below) of such Series D Preferred Stock and no more, payable annually on such date in each year as shall be fixed by the Board of Directors of LSB ( Cash Dividends ).

If Cash Dividends on the Series D Preferred Stock for any year shall not have been paid or set apart in full for the Series D Preferred Stock, the aggregate deficiency shall be cumulative and shall be paid or set apart for payment before any dividends shall be paid upon or set apart for payment for any class of common stock of LSB (other than a dividend payable in common stock of LSB).

Any accumulation of dividends on the Series D Preferred Stock shall not bear interest. The holders of Series D Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends provided for in this paragraph 2.

Cash Dividends on Series D Preferred Stock shall be declared if, when and as the Board of Directors shall in their sole discretion deem advisable, and only from the net profits or surplus of the Corporation, in a manner as permitted by law as such shall be fixed and determined by the said Board of Directors. The determination of the Board of Directors at any time of the amount of net profits or surplus available for a Cash Dividend shall be binding and conclusive on the holders of all the Series D Preferred Stock of the Corporation at the time outstanding.

Except as otherwise provided in the last paragraph of this Section 2, when dividends are not paid in full upon the shares of this Series D Preferred Stock and any other preferred stock of LSB ranking on a parity as to dividends with this Series D Preferred Stock, all dividends declared upon shares of this Series D Preferred Stock and any other preferred stock of LSB ranking on a parity as to dividends with Series D Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on this Series D Preferred Stock and such other preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of this Series D Preferred Stock and such other preferred stock bear to each other; provided, however, that dividends on preferred stock that provides for non-cumulative dividends shall be entitled to participate, and shall rank on a parity, to the extent of dividends due in the then current period for which such dividends are paid. Holders of share of Series D Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends, as herein provided, on this Series D Preferred Stock. No interest or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series D Preferred Stock which may be in arrears.

Notwithstanding anything herein to the contrary, if at any time any dividend on LSB s then outstanding $3.25 Convertible Exchangeable Class C Preferred Stock, Series 2 ($3.25 Preferred ) shall be in default, in whole or in part, then no dividend shall be paid or declared and set apart for payment on the Series D Preferred Stock unless and until all cumulative accrued and unpaid dividends with respect to such $3.25 Preferred shall have been paid or declared and set apart for payment.

3. No Preemptive Rights. No holder of the Series D Preferred Stock shall have any preemptive rights. No holder of the Series D Preferred Stock shall be entitled to purchase or subscribe for any part of the unissued stock of LSB or of any stock of LSB to be issued by reason of any increase of the authorized capital stock of LSB, or to purchase or subscribe for any bonds, certificates of indebtedness, debentures or other securities convertible into or carrying options or warrants to purchase stock or other securities of LSB or to purchase or subscribe for any stock of LSB purchased by LSB or by its nominee or nominees, or to have any other preemptive rights now or hereafter defined by the laws of the State of Delaware.

4. Preference on Liquidation, etc. In the event of any voluntary or involuntary liquidation, dissolution or winding up of LSB, or any reduction in its capital resulting in any distribution of assets to its stockholders, the holders of the Series D Preferred Stock shall be entitled to receive in cash out of the assets of LSB, whether from capital or from earnings, available for distribution to its stockholders, before any amount shall be paid to the holders of the common stock of LSB, the sum of One and No/100 Dollar ($1.00), per share ( Liquidation Preference ), plus an amount equal to all accumulated and unpaid Cash Dividends thereon as of the date fixed for payment of such distributive amount. The purchase or redemption by LSB of stock of any class, in any manner permitted by law, shall not for the purpose of this paragraph be regarded as a liquidation, dissolution or winding up of LSB or as a reduction of its capital. Neither the consolidation nor merger of LSB with or into any other corporation or corporations, nor the sale or transfer by LSB of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of LSB for the purpose of this paragraph. A dividend or distribution to stockholders from net profits or surplus earned after the date of any reduction of capital shall not be deemed to be a distribution resulting from such reduction in capital. No holders of Series D Preferred Stock shall be entitled to receive or participate in any amounts with respect thereto upon any liquidation, dissolution or winding up of LSB other than the amounts provided for in this paragraph. If, in the event of any such liquidation, dissolution or winding up of LSB, there shall be shares of more than one class or series of preferred stock outstanding, and such other class or classes or series of preferred stock by their terms have a parity with the Series D Preferred Stock, and in such event there shall be assets distributable upon all shares of the Series D Preferred Stock and of such other classes or series of preferred stock in an amount less than the amount of which the holders thereof are entitled, then any amount available to be paid upon all such shares of preferred stock (including the Series D Preferred Stock) shall be divided among said classes or series of preferred stock in proportion to the aggregate amounts which would have been paid to the holders of the shares of each class or series had they received payment in the full amount to which they would be entitled in such event.

5. Voting Rights. Subject to the provisions of this paragraph 5, at every meeting of stockholders of LSB each holder of the Series D Preferred Stock shall be entitled to .875 votes for each share of Series D Preferred Stock held of record in his, her or its name on all matters submitted to a vote of the stockholders of LSB. The Series D Preferred Stock, the Common Stock (as defined below) of LSB, LSB s Series B 12% Cumulative, Convertible Preferred Stock, par value $100.00 per share, and LSB s Series of Convertible Non-Cumulative Preferred Stock, par value $100.00 per share, shall vote together as one class.

6. Conversion Privileges. Subject to the terms of this paragraph 6, the holder of record of any share or shares of Series D Preferred Stock shall have the right at any time, at his, her or its option and election, to convert four (4) shares of Series D Preferred Stock into one (1) share of LSB common stock, par value $0.10 per share ( Common Stock ), (equivalent to a conversion price of $4.00 per share of LSB Common Stock) on the following terms and conditions:

(a) LSB shall at the time of such conversion pay to the holder of record of any share or shares of Series D Preferred Stock any accrued but unpaid dividends on said Series D Preferred Stock so surrendered for conversion, except: (i) as otherwise limited by law or by any agreement or instrument to which LSB is a party or may be bound by (including, but not limited to, this Certificate of Designations), and (ii) that the amount of the dividend paid for the then current annual dividend period in which such conversion occurs shall be pro-rated for that portion of such year that has elapsed prior to the time the holder of such share or shares of Series D Preferred Stock exercises his, her or its rights of conversion. If LSB is limited by law from paying such accrued but unpaid dividends, in whole or in part, on the share or shares of Series D Preferred Stock surrendered for conversion at the time such are surrendered for conversion, then LSB shall only be required to pay that amount of such accrued but unpaid dividends as allowed by such law at the time of such conversion and no more. If LSB is limited under any agreement (including, but not limited to, this Certificate of Designations) from paying such accrued but unpaid dividends, in whole or in part, on the share or shares of Series D Preferred Stock surrendered for conversion at the time such are surrendered for conversion, then LSB shall pay to the holder of record thereof that portion of such accrued but unpaid dividends that LSB is unable to pay on such share or shares of Series D Preferred Stock at the time such are surrendered for conversion due to said agreement ( Unpaid Dividends ) when LSB is no longer prohibited from paying such Unpaid Dividends under an agreement and prior to any dividends being paid upon or set apart for payment for any class of Common Stock of LSB (other than a dividend payable in Common Stock of LSB); and in connection therewith, LSB and such holder shall, at the time of such conversion, enter into a separate contract, the terms of which are to be satisfactory to LSB and such holder, evidencing LSB s obligation to pay to the holder thereof the Unpaid Dividends (without interest) after such conversion when LSB is no longer prohibited from paying such under an agreement and prior to any dividends being paid upon or set apart for payment for any class of Common Stock of LSB (other than a dividend payable in Common Stock of LSB).

(b) In the event that LSB shall (i) pay to the holders of its Common Stock a stock dividend payable in its Common Stock, the number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock shall be proportionately adjusted, effective as of the date of payment of such stock dividend; or (ii) have a stock split, reclassification, recapitalization, combination of outstanding shares or similar corporate rearrangement (other than a stock dividend which is provided for in (i) above), without any consideration therefor being received by LSB, increasing or decreasing the number of shares of LSB s Common Stock, the number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock shall be proportionately increased or decreased, effective as of the date of the payment of or happening of such event; or (iii) be consolidated with or merge into another corporation, in which LSB is the non-surviving corporation, or sell all or substantially all of LSB s assets as an entirety under one plan or arrangement to another corporation and such consolidation, merger or sale shall be effected in such a way that holders of LSB s Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Stock, then after the effective date of such consolidation, merger or sale each share of Series D Preferred Stock shall be convertible into (in lieu of LSB Common Stock) the number of shares of stock or other securities or assets to which such holder of the Series D Preferred Stock would have been entitled to upon such consummation as if the holder of the Series D Preferred Stock had so exercised his, her or its right of conversion under such Series D Preferred Stock immediately prior to such consolidation, merger or sale, and LSB shall make lawful provision therefor as part of such consolidation, merger or sale.

(c) LSB shall not be required to issue any fraction of a share of Common Stock upon any conversion, but (i) may deliver scrip therefor, which shall not entitle the bearer thereof to vote, or to receive dividends or to any other or further right or interest, except to convert the same in amounts aggregating one or more whole shares of LSB Common Stock at any time within a period, fixed by the Board of Directors of LSB, which shall be stated in the scrip, or (ii) may pay in cash therefor an amount equal to the same fraction of the fair market value of a full share of LSB Common Stock. For such purpose of determining the fair market value of LSB Common Stock, the fair market value of a share of LSB Common Stock, shall be the last recorded sale price of such a share of LSB Common Stock on a national securities exchange on the day immediately preceding the date upon which such Series D Preferred Stock is surrendered for conversion or, if there be no recorded sale price on such day, the last quoted bid price per share of LSB Common Stock on such exchange at the close of trading on such date. If LSB Common Stock shall not be at the time dealt in on a national security exchange, such fair market value of LSB Common Stock shall be the prevailing market value of such Common Stock on any other securities exchange or in the open market, as determined by LSB, which determination shall be conclusive.

(d) Any holder of a share or shares of Series D Preferred Stock desiring to convert such Series D Preferred Stock into Common Stock of LSB shall surrender the certificate or certificate representing the share or shares of Series D Preferred Stock so to be converted, duly endorsed to LSB in blank, with the signature of said endorsement guaranteed by a national bank or investment banking firm, at the principal office of LSB (or such other place as may be designated by LSB), and shall give written notice to LSB at said office that he elects to convert the same, and setting forth the name or names (with the address or addresses) in which the shares of Common Stock are to be issued.

(e) The issuance of certificates for shares of Common Stock upon conversion of the Series D Preferred Stock shall be made without charge for tax in respect of such issuance; however, if any certificate is to be issued in any name other than that of the holder of record of the Series D Preferred Stock so converted, the person or persons requesting the issuance thereof shall pay to LSB the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of LSB that such tax has been paid or is not due and payable.

7. Redemption. There shall be no mandatory or optional redemption rights with respect to the Series D Preferred Stock.

8. Status of Reacquired Shares. Shares of the Series D Preferred Stock which have been issued and reacquired in any manner (until LSB elects to retire them) shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Class C Preferred Stock of LSB undesignated as to series and may be redesignated and reissued.

9. Priority. (a) For purposes of this resolution, any stock of any class or series of LSB shall be deemed to rank:

(i) Prior or senior to the shares of this Series D Preferred Stock either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of LSB, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of this Series D Preferred Stock;

(ii) On a parity with or equal to shares of this Series D Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of this Series D Preferred Stock, if the holders of such stock are entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of LSB, whether voluntary or involuntary, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series D Preferred Stock; and

(iii) Junior to shares of this Series D Preferred Stock, either as to dividends or upon liquidation, if such class or series shall be Common Stock or if the holders of shares of this Series D Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or involuntary, as the case may be, in preference or priority to the holders of shares of such class or series.

10. Miscellaneous. The shares of the Series D Preferred Stock shall not be subject to the operation of or to the benefit of any retirement or sinking fund. The shares of the Series D Preferred Stock shall not have any other relative, participating, optional or other rights and powers not set forth above.

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Designations to be signed and attested by its duly authorized officers this 18th day of October, 2001.

LSB INDUSTRIES, INC.

By:	/s/ Jack E. Golsen
Jack E. Golsen, President

/s/ David M. Shear
David M. Shear, Secretary

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF DESIGNATIONS OF THE

$3.25 CONVERTIBLE EXCHANGEABLE CLASS C PREFERRED STOCK, SERIES 2

OF

LSB INDUSTRIES, INC.

To:	Secretary of State
State of Delaware

LSB Industries, Inc., a Delaware corporation (the Company ), for the purpose of amending its Restated Certificate of Incorporation by amending the Certificate of Designations of the $3.25 Convertible Exchangeable Class C Stock, Series 2 (the Certificate of Designations ), as provided by Section 242 of the Delaware General Corporation Law, hereby certifies:

1. The Certificate of Designations was originally filed with the Secretary of State on May 21, 1993.

2. The second paragraph of Section 3(a) of the Certificate of Designations is hereby amended and restated to read in its entirety as follows:

No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other Junior Stock or distributions of Rights, as defined below, shall be declared, paid or set apart for payment on, and, except as otherwise provided below in this Section 3(a), no purchase, redemption or other acquisition shall be made by the Corporation of, any shares of Common Stock or other Junior Stock (or any payment made in respect of or made available to a sinking fund for the redemption of any shares of Junior Stock) unless and until all cumulative and unpaid dividends on the Convertible Exchangeable Preferred Stock shall have been paid or declared and set apart for payment through the last dividend Due Date.

Notwithstanding the foregoing, during the period that cumulative and unpaid dividends exist on the Convertible Exchangeable Preferred Stock, the Corporation may purchase, redeem or otherwise acquire in any manner or for any reason any shares of Common Stock or other Junior Stock (including, but not limited to, pursuant to existing or future stock option plans or otherwise) for a period of five years from the completion of an exchange or tender offer by the Corporation occurring after January 1, 2007, for at least 180,000 outstanding shares of the Convertible Exchangeable Preferred Stock.

3. The first sentence of the first paragraph of Section 7(b) of the Certificate of Designations is hereby amended and restated to read in its entirety as follows:

If, and only so long as, at least 140,000 shares of Convertible Exchangeable Preferred Stock are issued and outstanding (excluding shares held in treasury), whenever dividends on the Convertible Exchangeable Preferred Stock shall be in arrears and unpaid, whether or not declared, in an amount equal to at least six quarterly dividends (whether or not consecutive) (i) the number of members of the Board shall be increased by two, effective as of the time of election of such directors as hereinafter provided, and (ii) the holders of the Convertible Exchangeable Preferred Stock (voting separately as a class with all other affected classes or series of the Parity Stock upon which like voting rights have been conferred and are exercisable) will have the exclusive right to vote for and elect such two additional directors of the Corporation at any meeting of stockholders of the Corporation at which directors are to be elected held during the period that any dividends on the Convertible Exchangeable Preferred Stock remain in arrears.

4. No other provisions of the Certificate of Designations or the Restated Certificate of Incorporation of the Company are amended or changed by this Amendment.

5. At a meeting of the Board of Directors held on the 9th day of January 2007, a resolution was duly adopted setting forth the foregoing proposed amendment declaring such amendment to be advisable and setting a Special Meeting of Stockholders of the Company for consideration thereof.

6. Thereafter, pursuant to said resolution of its Board of Directors, the Special Meeting of Stockholders of the Company was duly called and held on March 6, 2007, at which meeting the necessary number of shares as required by statute and the Certificate of Designations were voted in favor of such amendment.

SUCH AMENDMENT WAS DULY ADOPTED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 242 OF THE DELAWARE GENERAL CORPORATION LAW.

IN WITNESS WHEREOF, the undersigned does cause this Certificate to be signed by its Chief Executive Officer and attested by its Secretary this 6th day of March 2007.

LSB INDUSTRIES, INC., a Delaware corporation
Attest:

/s/ David M. Shear	/s/ Jack E. Golsen
David M. Shear, Secretary	Jack E. Golsen, Chief Executive Officer

State of Delaware

Secretary of State

Division of Corporations

Delivered 06:32 PM 10/12/2007

Filed 06:32 PM 10/12/2007

SRV 071113807 0833781 FILE

CERTIFICATE OF ELIMINATION

OF

$3.25 CONVERTIBLE EXCHANGEABLE CLASS C

PREFERRED STOCK, SERIES 2

OF

LSB INDUSTRIES, INC.

LSB INDUSTRIES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the Corporation ), hereby certifies the following:

1. That the Certificate of Designations of the $3.25 Convertible Exchangeable Class C Preferred Stock, Series 2, no par value, of the Corporation (the $3.25 Preferred ) was filed with the Delaware Secretary of State on May 21, 1993 (the Certificate of Designations ).

2. That no shares of $3.25 Preferred are outstanding.

3. That all shares of the $3.25 Preferred have been converted, exchanged, redeemed or otherwise acquired by the Corporation, and such shares have the status of authorized and unissued shares of the Corporation s Class C Preferred Stock, without designation as to class or series, until such shares are once more designated as part of a particular series by the Board of Directors.

4. That effective October 10, 2007, the Board of Directors of the Corporation unanimously adopted the following resolutions:

RESOLVED, no authorized shares of the Corporation s $3.25 Preferred are outstanding;

FURTHER RESOLVED, no authorized shares of the $3.25 Preferred will be issued subject to the Certificate of Designations previously filed with respect to the $3.25 Preferred; and

FURTHER RESOLVED, that the officers of the Corporation are hereby authorized and directed, for and on behalf of the Corporation, to execute and deliver the Certificate of Elimination to the Secretary of State of the State of Delaware regarding the $3.25 Preferred.

5. That pursuant to the provisions of 151(g) of the Delaware General Corporation Law, upon the effective date of the filing of this Certificate, this Certificate will have the effect of eliminating from the Corporation s Restated Certificate of Incorporation only those matters set forth in the Restated Certificate of Incorporation, as amended, with respect to the $3.25 Preferred.

IN WITNESS WHEREOF, this Certificate of Elimination has been executed this 12th day of October 2007, by the President of the Company.

ATTEST:	LSB INDUSTRIES, INC.

/s/ Heidi Brown	By:	/s/ Jack E. Golsen
Secretary		Jack E. Golsen, President

(SEAL)

FORM OF

CERTIFICATE OF DESIGNATIONS

of

SERIES 4 JUNIOR PARTICIPATING CLASS C PREFERRED STOCK

of

LSB INDUSTRIES, INC.

(Pursuant to Section 151 of the

Delaware General Corporation Law)

LSB INDUSTRIES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on November 13, 2008:

Creation of Series 4 Junior Participating Class C Preferred Stock

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the “Board of Directors” or the “Board”) in accordance with the provisions of the Corporation’s Restated Certificate of Incorporation, the Board of Directors hereby creates a new series of Class C Preferred Stock, no par value, designated as Series 4 Junior Participating Class C Preferred Stock, no par value, of the Corporation and hereby states the designation and number of shares, and does hereby establish and fix the relative rights, preferences, designations and relative participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

Series 4 Junior Participating Class C Preferred Stock

Section 1. Designation and Amount. The shares of such series shall be designated as “Series 4 Junior Participating Class C Preferred Stock” (“Series 4 Class C Preferred Stock”), the shares of such series shall be no par value, and the number of shares constituting the Series 4 Class C Preferred Stock shall be 350,000. Such number of shares of Series 4 Class C Preferred Stock may not be issued in fraction of a share (other than fractions which are integral multiples of one one-hundredth of a preferred share). The number of shares constituting Series 4 Class C Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series 4 Class C Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series 4 Class C Preferred Stock.

Section 2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any series of the Corporation’s preferred stock and/or Class C Preferred Stock ranking prior and superior to the shares of Series 4 Class C Preferred Stock with respect to dividends, if any, the holders of shares of Series 4 Class C Preferred Stock, in preference to the holders of Common Stock, par value $0.10 per share (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last business day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series 4 Class C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00, or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series 4 Class C Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series 4 Class C Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series 4 Class C Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series 4 Class C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series 4 Class C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series 4 Class C Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series 4 Class C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series 4 Class C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series 4 Class C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series 4 Class C Preferred Stock shall have the following voting rights:

(A) Each share of Series 4 Class C Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation.

(B) Except as otherwise provided herein, in the Restated Certificate of Incorporation of the Corporation, in any other Certificate of Designation of the Corporation or by applicable law, the holders of shares of Series 4 Class C Preferred Stock, the holders of shares of Common Stock and the holders of any other class or series of capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) Except as set forth in this Certificate of Designations or as otherwise required by applicable law, holders of Series 4 Class C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent that they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series 4 Class C Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series 4 Class C Preferred Stock outstanding shall have been paid in full, or declared and a sum sufficient for the payment therefor be set apart for payment and be in the process of payment, the Corporation shall not:

i. declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 4 Class C Preferred Stock;

ii. declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 4 Class C Preferred Stock, except dividends paid ratably on the Series 4 Class C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

iii. redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 4 Class C Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series 4 Class C Preferred Stock; or

iv. redeem or purchase or otherwise acquire for consideration any shares of Series 4 Class C Preferred Stock, or any shares of stock ranking on a parity with the Series 4 Class C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series 4 Class C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Class C Preferred Stock and may be reissued as part of a new series of Class C Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation of the Corporation, or in any other Certificate of Designations creating a series of Class C Preferred Stock or any other preferred stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 4 Class C Preferred Stock unless, prior thereto, the holders of shares of Series 4 Class C Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series 4 Class C Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 4 Class C Preferred Stock, except distributions made ratably on the Series 4 Class C Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series 4 Class C Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series 4 Class C Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series 4 Class C Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series 4 Class C Preferred Stock shall not be redeemable.

Section 9. Ranking. The Series 4 Class C Preferred Stock shall rank junior to all other series of the Corporation’s Class C Preferred Stock and all other series of the Corporation’s other classes of preferred stock as to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation unless the terms of any such series shall provide otherwise.

Section 10. Amendment. So long as any shares of the Series 4 Class C Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of at least a majority in number of shares of the Series 4 Class C Preferred Stock then outstanding, amend, alter, or repeal any of the provisions of this Certificate of Designations or the Corporation’s Restated Certificate of Incorporation so as to affect adversely the preferences, special rights or powers of the shares of Series 4 Class C Preferred Stock.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its President and attested by its Secretary this             day of             , 2009.

LSB INDUSTRIES, INC.

ATTEST:

Secretary President

(SEAL)

CERTIFICATE OF ELIMINATION

OF

SERIES 3 PARTICIPATING CLASS C

PREFERRED STOCK

OF

LSB INDUSTRIES, INC.

LSB INDUSTRIES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies the following:

1. That the Certificate of Designations of the Series 3 Participating Class C Preferred Stock, no par value, of the Corporation (the “Series 3 Preferred”) was filed with the Delaware Secretary of State on February 5, 1999 (the “Certificate of Designations”).

2. That no shares of the Series 3 Preferred are outstanding and no shares of Series 3 Preferred subject to the Certificate of Designations previously filed with respect to the Series 3 Preferred will be issued.

3. All shares of Series 3 Preferred reserved for issuance shall have the status of authorized and unissued shares of the Corporation’s Class C Preferred Stock.

4. That effective November 13, 2008, the Board of Directors of the Corporation unanimously adopted the following resolutions:

RESOLVED FURTHER, that upon the Existing Rights Plan Expiration Date it does not appear that any shares of the series designated as Series 3 Participating Class C Preferred Stock will be issued and outstanding and, if, upon the Existing Rights Plan Expiration Date, no shares of Series 3 Participating Class C Preferred Stock are outstanding, the officers of the Corporation are hereby authorized and directed, for and on behalf of the Corporation, to execute, deliver and file with the Delaware Secretary of State a Certificate of Elimination to eliminate the Series designated as Series 3 Participating Class C Preferred Stock.

5. That pursuant to the provisions of § 151(g) of the Delaware General Corporation Law, upon the effective date of the filing of this Certificate, this Certificate will have the effect of eliminating from the Corporation’s Restated Certificate of Incorporation only those matters set forth in the Certificate of Designations, with respect to the Series 3 Preferred.

IN WITNESS WHEREOF, this Certificate of Elimination has been executed this 7th day of January 2009, by the Chief Financial Officer of the Company.

LSB INDUSTRIES, INC.

By: /s/ Tony M. Shelby

Tony M. Shelby,

Chief Financial Officer

FORM OF

CERTIFICATE OF DESIGNATIONS

of

SERIES 4 JUNIOR PARTICIPATING CLASS C PREFERRED STOCK

of

LSB INDUSTRIES, INC.

(Pursuant to Section 151 of the

Delaware General Corporation Law)

LSB INDUSTRIES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on November 13, 2008:

Creation of Series 4 Junior Participating Class C Preferred Stock

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the “Board of Directors” or the “Board”) in accordance with the provisions of the Corporation’s Restated Certificate of Incorporation, the Board of Directors hereby creates a new series of Class C Preferred Stock, no par value, designated as Series 4 Junior Participating Class C Preferred Stock, no par value, of the Corporation and hereby states the designation and number of shares, and does hereby establish and fix the relative rights, preferences, designations and relative participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

Series 4 Junior Participating Class C Preferred Stock

Section 1. Designation and Amount. The shares of such series shall be designated as “Series 4 Junior Participating Class C Preferred Stock” (“Series 4 Class C Preferred Stock”), the shares of such series shall be no par value, and the number of shares constituting the Series 4 Class C Preferred Stock shall be 350,000. Such number of shares of Series 4 Class C Preferred Stock may not be issued in fraction of a share (other than fractions which are integral multiples of one one-hundredth of a preferred share). The number of shares constituting Series 4 Class C Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series 4 Class C Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series 4 Class C Preferred Stock.

Section 2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any series of the Corporation’s preferred stock and/or Class C Preferred Stock ranking prior and superior to the shares of Series 4 Class C Preferred Stock with respect to dividends, if any, the holders of shares of Series 4 Class C Preferred Stock, in preference to the holders of Common Stock, par value $0.10 per share (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last business day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series 4 Class C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00, or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series 4 Class C Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series 4 Class C Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series 4 Class C Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series 4 Class C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series 4 Class C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series 4 Class C Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series 4 Class C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series 4 Class C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series 4 Class C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series 4 Class C Preferred Stock shall have the following voting rights:

(A) Each share of Series 4 Class C Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation.

(B) Except as otherwise provided herein, in the Restated Certificate of Incorporation of the Corporation, in any other Certificate of Designation of the Corporation or by applicable law, the holders of shares of Series 4 Class C Preferred Stock, the holders of shares of Common Stock and the holders of any other class or series of capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) Except as set forth in this Certificate of Designations or as otherwise required by applicable law, holders of Series 4 Class C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent that they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series 4 Class C Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series 4 Class C Preferred Stock outstanding shall have been paid in full, or declared and a sum sufficient for the payment therefor be set apart for payment and be in the process of payment, the Corporation shall not:

i. declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 4 Class C Preferred Stock;

ii. declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 4 Class C Preferred Stock, except dividends paid ratably on the Series 4 Class C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

iii. redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 4 Class C Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series 4 Class C Preferred Stock; or

iv. redeem or purchase or otherwise acquire for consideration any shares of Series 4 Class C Preferred Stock, or any shares of stock ranking on a parity with the Series 4 Class C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series 4 Class C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Class C Preferred Stock and may be reissued as part of a new series of Class C Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation of the Corporation, or in any other Certificate of Designations creating a series of Class C Preferred Stock or any other preferred stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 4 Class C Preferred Stock unless, prior thereto, the holders of shares of Series 4 Class C Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series 4 Class C Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 4 Class C Preferred Stock, except distributions made ratably on the Series 4 Class C Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series 4 Class C Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series 4 Class C Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series 4 Class C Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series 4 Class C Preferred Stock shall not be redeemable.

Section 9. Ranking. The Series 4 Class C Preferred Stock shall rank junior to all other series of the Corporation’s Class C Preferred Stock and all other series of the Corporation’s other classes of preferred stock as to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation unless the terms of any such series shall provide otherwise.

Section 10. Amendment. So long as any shares of the Series 4 Class C Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of at least a majority in number of shares of the Series 4 Class C Preferred Stock then outstanding, amend, alter, or repeal any of the provisions of this Certificate of Designations or the Corporation’s Restated Certificate of Incorporation so as to affect adversely the preferences, special rights or powers of the shares of Series 4 Class C Preferred Stock.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its President and attested by its Secretary this             day of             , 2009.

LSB INDUSTRIES, INC.

ATTEST:

Secretary President

(SEAL)

CERTIFICATE OF ELIMINATION

OF

SERIES 3 PARTICIPATING CLASS C

PREFERRED STOCK

OF

LSB INDUSTRIES, INC.

LSB INDUSTRIES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies the following:

1. That the Certificate of Designations of the Series 3 Participating Class C Preferred Stock, no par value, of the Corporation (the “Series 3 Preferred”) was filed with the Delaware Secretary of State on February 5, 1999 (the “Certificate of Designations”).

2. That no shares of the Series 3 Preferred are outstanding and no shares of Series 3 Preferred subject to the Certificate of Designations previously filed with respect to the Series 3 Preferred will be issued.

3. All shares of Series 3 Preferred reserved for issuance shall have the status of authorized and unissued shares of the Corporation’s Class C Preferred Stock.

4. That effective November 13, 2008, the Board of Directors of the Corporation unanimously adopted the following resolutions:

RESOLVED FURTHER, that upon the Existing Rights Plan Expiration Date it does not appear that any shares of the series designated as Series 3 Participating Class C Preferred Stock will be issued and outstanding and, if, upon the Existing Rights Plan Expiration Date, no shares of Series 3 Participating Class C Preferred Stock are outstanding, the officers of the Corporation are hereby authorized and directed, for and on behalf of the Corporation, to execute, deliver and file with the Delaware Secretary of State a Certificate of Elimination to eliminate the Series designated as Series 3 Participating Class C Preferred Stock.

5. That pursuant to the provisions of § 151(g) of the Delaware General Corporation Law, upon the effective date of the filing of this Certificate, this Certificate will have the effect of eliminating from the Corporation’s Restated Certificate of Incorporation only those matters set forth in the Certificate of Designations, with respect to the Series 3 Preferred.

IN WITNESS WHEREOF, this Certificate of Elimination has been executed this 7th day of January 2009, by the Chief Financial Officer of the Company.

LSB INDUSTRIES, INC.

By:	/s/ Tony M. Shelby
Tony M. Shelby,
Chief Financial Officer

CERTIFICATE OF ELIMINATION

OF

CONVERTIBLE, NONCUMULATIVE PREFERRED STOCK

OF

LSB INDUSTRIES, INC.

LSB INDUSTRIES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies the following:

1. That the Certificate of Designations of the Convertible, Noncumulative Preferred Stock, par value $100 per share, of the Corporation (the “Noncumulative Preferred”) was filed with the Delaware Secretary of State on August 25, 1983 (the “Certificate of Designations”), and the terms of the Certificate of Designation were included in the Corporation’s Restated Certificate of Incorporation, filed with the Delaware Secretary of State on September 2, 1987 (as amended, the “Restated Certificate of Incorporation”).

2. That no shares of Noncumulative Preferred are outstanding.

3. That all shares of the Noncumulative Preferred have been converted, exchanged, redeemed or otherwise acquired by the Corporation, and such shares have the status of authorized and unissued shares of the Corporation’s preferred stock, par value $100 per share, without designation as to class or series, until such shares are once more designated as part of a particular series by the Board of Directors.

4. That on February 22, 2013, the Board of Directors of the Corporation unanimously adopted the following resolutions:

RESOLVED, that no authorized shares of the Noncumulative Preferred are outstanding, and no shares of the Noncumulative Preferred will be issued by the Corporation;

FURTHER RESOLVED, that the Noncumulative Preferred be eliminated as an authorized series within the class of the Corporation’s preferred stock, par value $100 per share; and

FURTHER RESOLVED, that the Chief Executive Officer, President, and each Senior Vice President is hereby authorized and directed to execute and deliver, for filing and on behalf of and in the name of the Corporation, a Certificate of Elimination with the Delaware Secretary of State to eliminate the Noncumulative Preferred.

5. That pursuant to the provisions of § 151(g) of the Delaware General Corporation Law, upon the effective date of the filing of this Certificate, this Certificate will have the effect of eliminating from the Restated Certificate of Incorporation only those matters set forth in the Restated Certificate of Incorporation with respect to the Noncumulative Preferred.

IN WITNESS WHEREOF, this Certificate of Elimination has been executed this 22nd day of February 2013, by the Chief Executive Officer of the Corporation.

ATTEST:	LSB INDUSTRIES, INC.

/s/ David Shear	By:	/s/ Jack E. Golsen
David Shear, Secretary		Jack E. Golsen, Chief Executive Officer

(SEAL)